           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are exposed to financial market risks, including changes in interest rates and foreign currency exchange rates. To mitigate these risks, we utilize derivative financial instruments. We do not use derivative financial instruments for speculative or trading purposes. All of the potential changes noted below are based on sensitivity analyses performed on our financial position at December 30, 2001. Actual results may differ materially.

     We use currency forward and combination option contracts to hedge firm commitments and currency option contracts to hedge anticipated transactions. Beginning in 2001, similar instruments were also used to hedge a portion of our forecasted foreign exchange denominated revenues. Gains and losses on these foreign currency exposures would generally be offset by corresponding losses and gains on the related hedging instruments, resulting in negligible net exposure to us. A majority of our revenue, expense and capital purchasing activities are transacted in U.S. dollars. However, we do conduct these activities by way of transactions denominated in other currencies, primarily the Korean won, Malaysian ringgit, Philippine peso, Japanese yen, British pound, and the Euro. Exposures in the Korean won are minimal as won-denominated revenues and costs generally offset one another. To protect against reductions in value and the volatility of future cash flows caused by changes in other foreign exchange rates, we have established hedging programs. We utilize currency forward contracts and currency option contracts in these hedging programs. Our hedging programs reduce, but do not always entirely eliminate, the short-term impact of foreign currency exchange rate movements. For example, during the twelve months ended December 30, 2001, an adverse change in any one exchange rate (defined as 20%) over the course of the year would have resulted in an adverse impact on income before taxes of less than $5.0 million.

     We have no interest rate exposure due to rate changes for the 10 1/8% Senior Subordinated Notes, the 10 3/8% Senior Subordinated Notes, the 10 1/2% Senior Subordinated Notes or the 5% Convertible Senior Subordinated Notes. However, we do have interest rate exposure with respect to the revolving credit facility due to its variable LIBOR pricing. While there was no outstanding balance on the revolving credit facility at December 30, 2001, we had outstanding balances during Calendar 2001. For example, a 50 basis point increase in interest rates would result in increased annual interest expense of $1.5 million, assuming all borrowing capability was utilized. From time to time, we may enter into interest rate swaps or interest rate caps, primarily to reduce interest rate exposure. As of December 30, 2001, we had no such instruments in place.

                                                                    EXHIBIT 99.2

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  27
Consolidated Balance Sheets.................................  28
Consolidated Statements of Operations.......................  29
Consolidated Statements of Comprehensive Income (Loss)......  30
Consolidated Statements of Cash Flows.......................  31
Consolidated Statements of Stockholders' Equity (Deficit)...  32
Notes to Consolidated Financial Statements..................  33

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Fairchild Semiconductor International, Inc.:

     We have audited the accompanying consolidated balance sheets of Fairchild Semiconductor International, Inc. and subsidiaries (the "Company") as of December 30, 2001 and December 31, 2000, the related consolidated statements of operations, stockholders' equity (deficit), comprehensive income (loss) and cash flows for the years ended December 30, 2001 and December 31, 2000, the seven months ended December 26, 1999, and for the year ended May 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the accompanying financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 30, 2001 and December 31, 2000 and the results of its operations and its cash flows for the years ended December 30, 2001 and December 31, 2000, the seven months ended December 26, 1999 and for the year ended May 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 2 to the consolidated financial statements, effective July 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

                                          KPMG LLP

January 25, 2002
Boston, Massachusetts

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                     (IN MILLIONS,
                                                                  EXCEPT SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  504.4       $  401.8
  Accounts receivable, net of allowances of $15.5 and $18.3
     at December 30, 2001 and December 31, 2000,
     respectively...........................................       133.6          225.0
  Inventories...............................................       209.1          192.8
  Deferred income taxes.....................................        16.4           47.3
  Other current assets......................................        11.3            9.5
                                                                --------       --------
     Total current assets...................................       874.8          876.4
Property, plant and equipment, net..........................       659.6          596.6
Deferred income taxes.......................................        61.5            6.8
Intangible assets, net......................................       479.8          298.1
Other assets................................................        73.5           59.6
                                                                --------       --------
     Total assets...........................................    $2,149.2       $1,837.5
                                                                ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................    $    0.4       $     --
  Accounts payable..........................................       106.7          155.3
  Accrued expenses and other current liabilities............        92.2          136.9
                                                                --------       --------
     Total current liabilities..............................       199.3          292.2
Long-term debt, less current portion........................     1,138.2          705.2
Other liabilities...........................................         3.7            2.4
                                                                --------       --------
     Total liabilities......................................     1,341.2          999.8
Commitments and contingencies
Stockholders' equity:
  Class A common stock, $.01 par value, voting; 170,000,000
     and 140,000,000 shares authorized, 100,175,513 and
     82,335,912 shares issued and 99,965,087 and 82,043,635
     outstanding at December 30, 2001 and December 31, 2000,
     respectively...........................................         1.0            0.8
  Class B common stock, $0.01 par value, nonvoting;
     170,000,000 and 140,000,000 shares authorized, 0 and
     17,281,000 shares issued and outstanding at December
     30, 2001 and December 31, 2000, respectively...........          --            0.2
  Additional paid-in capital................................       809.7          801.1
  Retained earnings.........................................         0.1           41.8
  Accumulated other comprehensive income....................         1.0             --
  Less treasury stock (at cost).............................        (3.8)          (6.2)
                                                                --------       --------
     Total stockholders' equity.............................       808.0          837.7
                                                                --------       --------
     Total liabilities and stockholders' equity.............    $2,149.2       $1,837.5
                                                                ========       ========

          See accompanying notes to consolidated financial statements.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED            SEVEN MONTHS
                                                       ---------------------------      ENDED       YEAR ENDED
                                                       DECEMBER 30,   DECEMBER 31,   DECEMBER 26,    MAY 30,
                                                           2001           2000           1999          1999
                                                       ------------   ------------   ------------   ----------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Net sales -- trade.................................    $1,338.9       $1,681.6        $714.0       $ 654.1
  Contract manufacturing.............................        68.8          101.6          72.2          81.0
                                                         --------       --------        ------       -------
     Total revenue...................................     1,407.7        1,783.2         786.2         735.1
Operating expenses:
  Cost of sales -- trade.............................     1,006.0        1,078.7         499.9         518.4
  Cost of contract manufacturing.....................        47.6           65.3          51.4          64.4
  Research and development...........................        83.0           83.9          35.0          39.3
  Selling, general and administrative................       154.3          186.4          97.9          96.7
  Amortization of acquisition-related intangibles....        53.1           37.6          19.5           8.4
  Purchased in-process research and development......        13.8            9.0            --          34.0
  Restructuring and impairments......................        21.4           (5.6)           --          21.3
                                                         --------       --------        ------       -------
     Total operating expenses........................     1,379.2        1,455.3         703.7         782.5
                                                         --------       --------        ------       -------
Operating income (loss)..............................        28.5          327.9          82.5         (47.4)
Interest expense.....................................       103.9           81.3          56.5          72.3
Interest income......................................       (15.3)         (23.3)         (0.3)         (0.5)
Other (income) expense, net..........................         4.0           (0.8)           --            --
                                                         --------       --------        ------       -------
Income (loss) before income taxes....................       (64.1)         270.7          26.3        (119.2)
Provision (benefit) for income taxes.................       (22.4)          (2.4)          5.0          (5.1)
                                                         --------       --------        ------       -------
Net income (loss)....................................    $  (41.7)      $  273.1        $ 21.3       $(114.1)
                                                         ========       ========        ======       =======
Net income (loss) applicable to common
  stockholders.......................................    $  (41.7)      $  273.1        $ 19.3       $(123.9)
                                                         ========       ========        ======       =======
Net income (loss) per common share:
  Basic..............................................    $  (0.42)      $   2.80        $ 0.24       $ (1.97)
                                                         ========       ========        ======       =======
  Diluted............................................    $  (0.42)      $   2.69        $ 0.23       $ (1.97)
                                                         ========       ========        ======       =======
Weighted average common shares:
  Basic..............................................        99.6           97.5          80.0          62.9
                                                         ========       ========        ======       =======
  Diluted............................................        99.6          101.4          83.7          62.9
                                                         ========       ========        ======       =======

          See accompanying notes to consolidated financial statements.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                               YEAR ENDED            SEVEN MONTHS
                                                       ---------------------------      ENDED       YEAR ENDED
                                                       DECEMBER 30,   DECEMBER 31,   DECEMBER 26,    MAY 30,
                                                           2001           2000           1999          1999
                                                       ------------   ------------   ------------   ----------
                                                                            (IN MILLIONS)
Net income (loss)....................................    $  (41.7)      $  273.1        $ 21.3       $(114.1)
Other comprehensive income (loss), net of tax:
  Net change associated with hedging transactions....         2.1             --            --            --
  Net amount reclassed to earnings...................        (1.1)            --            --            --
                                                         --------       --------        ------       -------
Comprehensive income (loss)..........................    $  (40.7)      $  273.1        $ 21.3       $(114.1)
                                                         ========       ========        ======       =======

          See accompanying notes to consolidated financial statements.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED               SEVEN
                                                              ---------------------------   MONTHS ENDED   YEAR ENDED
                                                              DECEMBER 30,   DECEMBER 31,   DECEMBER 26,    MAY 30,
                                                                  2001           2000           1999          1999
                                                              ------------   ------------   ------------   ----------
                                                                                   (IN MILLIONS)
Cash flows from operating activities:
Net income (loss)...........................................    $ (41.7)       $ 273.1        $  21.3       $(114.1)
  Adjustments to reconcile net income (loss) to cash
    provided by operating activities:
  Depreciation and amortization.............................      175.2          147.6           80.9         103.7
  Amortization of deferred compensation.....................        3.9            3.5            1.4           0.1
  Restructuring and impairments, net of cash expended.......       11.7           (5.6)            --          17.3
  Non-cash interest expense.................................        4.8            7.1           13.7          19.8
  Purchased in-process research and development.............       13.8            9.0             --          34.0
  Loss on disposal of property, plant and equipment.........        3.1            2.7            0.2           0.3
  Deferred income taxes.....................................      (22.1)         (33.4)           1.0          (2.4)
  Gain on repurchase of notes...............................         --           (0.8)            --            --
  Non-cash settlement of receivable.........................       (2.1)            --             --            --
Changes in operating assets and liabilities, net of effects
  of acquisitions:
  Accounts receivable.......................................       86.5          (72.9)         (10.6)        (53.2)
  Inventories...............................................       13.8           (8.4)         (19.9)          8.5
  Other current assets......................................        6.7           (0.7)           3.7           2.3
  Accounts payable..........................................      (50.3)          37.6           15.1          21.4
  Accrued expenses and other current liabilities............      (49.8)          33.4           11.0          12.5
  Other assets and liabilities, net.........................        2.3          (11.1)          (2.1)         (6.1)
                                                                -------        -------        -------       -------
    Cash provided by operating activities...................      155.8          381.1          115.7          44.1
                                                                -------        -------        -------       -------
Cash flows from investing activities:
  Capital expenditures......................................     (117.8)        (301.9)         (74.8)        (46.2)
  Proceeds from sale of property, plant and equipment.......        4.1            3.5            0.9          31.2
  Purchase of molds and tooling.............................       (4.6)          (6.6)          (1.3)         (3.8)
  Purchase of long-term investments.........................       (3.5)          (7.2)            --            --
  Refund (payment) of value added tax paid in connection
    with acquisition........................................         --             --           40.9         (40.9)
  Acquisitions, net of cash acquired........................     (344.5)         (34.5)            --        (414.9)
                                                                -------        -------        -------       -------
    Cash used in investing activities.......................     (466.3)        (346.7)         (34.3)       (474.6)
                                                                -------        -------        -------       -------
Cash flows from financing activities:
  Repayment of long-term debt...............................     (120.5)        (133.6)        (345.8)       (151.3)
  Issuance of long-term debt................................      550.0          120.2             --         660.0
  Proceeds from issuance of common stock and from exercise
    of stock options, net...................................        7.3          248.7          346.6            --
  Purchase of treasury stock................................       (5.8)          (4.5)          (5.9)           --
  Debt issuance costs.......................................      (17.9)          (2.1)            --         (22.3)
                                                                -------        -------        -------       -------
    Cash provided by (used in) financing activities.........      413.1          228.7           (5.1)        486.4
                                                                -------        -------        -------       -------
Net change in cash and cash equivalents.....................      102.6          263.1           76.3          55.9
Cash and cash equivalents at beginning of period............      401.8          138.7           62.4           6.5
                                                                -------        -------        -------       -------
Cash and cash equivalents at end of period..................    $ 504.4        $ 401.8        $ 138.7       $  62.4
                                                                =======        =======        =======       =======
Supplemental Cash Flow Information:
  Cash paid during the period for:
    Income taxes............................................    $  16.5        $   5.7        $   1.8       $    --
    Interest................................................    $  82.3        $  72.6        $  42.1       $  46.6
Non-cash transactions:
    Accumulated dividends on redeemable preferred stock.....    $    --        $    --        $   2.0       $   9.8
    Stock issued for acquisitions...........................    $   4.1        $  90.8        $    --       $    --
    Tax effect of exercise of options.......................    $   1.3        $  12.9        $    --       $    --
    Tax effect associated with hedging transactions.........    $   0.6        $    --        $    --       $    --
    Return of acquisition stock escrow shares to treasury...    $   0.3        $    --        $    --       $    --

          See accompanying notes to consolidated financial statements

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                    COMMON STOCK
                                        -------------------------------------
                                                            CLASS A   CLASS B   ADDITIONAL   RETAINED        OTHER
                                        CLASS A   CLASS B     PAR       PAR      PAID-IN     EARNINGS    COMPREHENSIVE
                                        SHARES    SHARES     VALUE     VALUE     CAPITAL     (DEFICIT)      INCOME
                                        -------   -------   -------   -------   ----------   ---------   -------------
                                                                        (IN MILLIONS)
Balances at May 31, 1998..............   29.2       33.6     $0.3      $0.3       $  9.5      $(126.7)       $ --
  Net loss............................     --         --       --        --           --       (114.1)         --
  Dividends on redeemable preferred
    stock.............................     --         --       --        --           --         (9.8)         --
  Issuance of common stock............    0.2         --       --        --           --           --          --
  Conversion of common stock..........    0.2       (0.2)      --        --           --           --          --
  Deferred compensation related to the
    grant of stock options............     --         --       --        --          0.1           --          --
                                         ----      -----     ----      ----       ------      -------        ----
Balances at May 30, 1999..............   29.6       33.4      0.3       0.3          9.6       (250.6)         --
  Net income..........................     --         --       --        --           --         21.3          --
  Dividends on redeemable preferred
    stock.............................     --         --       --        --           --         (2.0)         --
  Conversion of redeemable preferred
    stock.............................    5.3         --      0.1        --         92.1           --          --
  Exercise of stock options...........    0.8         --       --        --          1.6           --          --
  Issuance of common stock in initial
    public offering...................   20.0         --      0.2        --        344.8           --          --
  Conversion of common stock..........    5.0       (5.0)      --        --           --           --          --
  Deferred compensation related to the
    grant of stock options............     --         --       --        --          1.4           --          --
  Purchase of treasury stock..........   (0.3)        --       --        --           --           --          --
                                         ----      -----     ----      ----       ------      -------        ----
Balances at December 26, 1999.........   60.4       28.4      0.6       0.3        449.5       (231.3)         --
  Net income..........................     --         --       --        --           --        273.1          --
  Exercise of stock options and shares
    issued under stock purchase
    plan..............................    0.9         --       --        --          4.5           --          --
  Issuance of common stock............    9.7         --      0.1        --        330.7           --          --
  Tax effect of exercise of stock
    options...........................     --                  --        --         11.0           --          --
  Conversion of common stock..........   11.1      (11.1)     0.1      (0.1)          --           --          --
  Deferred compensation related to the
    grant of stock options............     --         --       --        --          3.5           --          --
  Purchase of treasury stock..........   (0.1)        --       --        --           --           --          --
  Additional tax benefit from
    compensation related to lifting of
    restrictions on common stock owned
    by management investors...........     --         --       --        --          1.9           --          --
                                         ----      -----     ----      ----       ------      -------        ----
Balances at December 31, 2000.........   82.0       17.3      0.8       0.2        801.1         41.8          --
  Net income..........................     --         --       --        --           --        (41.7)         --
  Exercise of stock options and shares
    issued under stock purchase
    plan..............................    0.8         --       --        --         (1.2)          --          --
  Conversion of Common Stock..........   17.3      (17.3)     0.2      (0.2)          --           --          --
  Issuance of Common Stock............    0.2         --       --        --          4.1           --          --
  Deferred compensation related to the
    grant of stock options............     --         --       --        --          4.4           --          --
  Purchase of treasury stock and
    other.............................   (0.4)        --       --        --           --           --          --
    Cash flow hedges..................     --         --       --        --           --           --         1.0
  Tax effect of the exercise of stock
    options...........................     --         --       --        --          1.3           --          --
                                         ----      -----     ----      ----       ------      -------        ----
Balances at December 30, 2001.........   99.9         --     $1.0      $0.0       $809.7      $   0.1        $1.0
                                         ====      =====     ====      ====       ======      =======        ====


                                                        TOTAL
                                        TREASURY    STOCKHOLDERS'
                                          STOCK        EQUITY
                                        (AT COST)     (DEFICIT)
                                        ---------   -------------
                                              (IN MILLIONS)
Balances at May 31, 1998..............    $  --        $(116.6)
  Net loss............................       --         (114.1)
  Dividends on redeemable preferred
    stock.............................       --           (9.8)
  Issuance of common stock............       --             --
  Conversion of common stock..........       --             --
  Deferred compensation related to the
    grant of stock options............       --            0.1
                                          -----        -------
Balances at May 30, 1999..............       --         (240.4)
  Net income..........................       --           21.3
  Dividends on redeemable preferred
    stock.............................       --           (2.0)
  Conversion of redeemable preferred
    stock.............................       --           92.2
  Exercise of stock options...........       --            1.6
  Issuance of common stock in initial
    public offering...................       --          345.0
  Conversion of common stock..........       --             --
  Deferred compensation related to the
    grant of stock options............       --            1.4
  Purchase of treasury stock..........     (5.9)          (5.9)
                                          -----        -------
Balances at December 26, 1999.........     (5.9)         213.2
  Net income..........................       --          273.1
  Exercise of stock options and shares
    issued under stock purchase
    plan..............................      4.2            8.7
  Issuance of common stock............       --          330.8
  Tax effect of exercise of stock
    options...........................       --           11.0
  Conversion of common stock..........       --             --
  Deferred compensation related to the
    grant of stock options............       --            3.5
  Purchase of treasury stock..........     (4.5)          (4.5)
  Additional tax benefit from
    compensation related to lifting of
    restrictions on common stock owned
    by management investors...........       --            1.9
                                          -----        -------
Balances at December 31, 2000.........     (6.2)         837.7
  Net income..........................       --          (41.7)
  Exercise of stock options and shares
    issued under stock purchase
    plan..............................      8.5            7.3
  Conversion of Common Stock..........       --             --
  Issuance of Common Stock............       --            4.1
  Deferred compensation related to the
    grant of stock options............       --            4.4
  Purchase of treasury stock and
    other.............................     (6.1)          (6.1)
    Cash flow hedges..................                     1.0
  Tax effect of the exercise of stock
    options...........................       --            1.3
                                          -----        -------
Balances at December 30, 2001.........    $(3.8)       $ 808.0
                                          =====        =======

          See accompanying notes to consolidated financial statements.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BACKGROUND AND BASIS OF PRESENTATION

BACKGROUND

     Fairchild Semiconductor International, Inc. ("Fairchild International" or the "Company") designs, develops and markets analog, discrete, interface and logic, non-volatile memory and optoelectronic semiconductors through its wholly-owned subsidiary Fairchild Semiconductor Corporation ("Fairchild"). The Company is focused solely on multi-market products. Multi-market products are building block components for virtually all electronic devices, from sophisticated computers and internet hardware to telecommunications equipment to household appliances. Because of their basic functionality, these products provide customers with greater design flexibility and improve the performance of more complex devices or systems. Given such characteristics, its products have a wide range of applications and are sold to customers in the personal computer, industrial, telecommunications, consumer electronics and automotive markets.

     The Company is headquartered in South Portland, Maine and has manufacturing operations in South Portland, Maine, Loveland, Colorado, West Jordan, Utah, Mountaintop, Pennsylvania, Cebu, the Philippines, Penang, Malaysia, Kuala Lumpur, Malaysia, Singapore, Bucheon, South Korea and Wuxi, China.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

     During 1999, the Company changed its fiscal year end from the last Sunday in May to the last Sunday in December. The Company's results for the years ended December 30, 2001 (Calendar 2001), December 31, 2000 (Calendar 2000), for the seven months ended December 26, 1999 (Stub Year 1999) and for the fiscal year ended May 30, 1999 (Fiscal 1999) consist of 52 weeks, 53 weeks, 30 weeks, and 52 weeks, respectively.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts and operations of the Company and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

     Revenue from the sale of semiconductor products is recognized when title transfers to the customer, which is generally upon shipment. No revenue is recognized unless there is persuasive evidence of an arrangement, the price to the buyer is fixed or determinable, and collectibility of the sales price is reasonably assured. A provision for estimated returns and allowances is recorded at the time of shipment. Contract manufacturing revenues are recognized upon completion of the contracted services.

RESEARCH AND DEVELOPMENT COSTS

     The Company's research and development expenditures are charged to expense as incurred.

RELATED PARTY ACTIVITY

     The Company was formed on March 10, 1997, for the purpose of purchasing the discrete, logic and non-volatile memory business of National Semiconductor Corporation (the Recapitalization). In conjunction with this transaction, Fairchild International and National Semiconductor executed several agreements, which governed the performance of manufacturing services by Fairchild International on behalf of National Semiconductor and by National Semiconductor on behalf of Fairchild International. In addition, National Semiconductor provided a number of business support services to Fairchild International. These agreements expired at various dates through May 2000.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of standard cost, which approximates actual cost on a first-in, first-out basis, or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost and is generally depreciated based upon the following estimated useful lives: buildings and improvements, ten to thirty years, and machinery and equipment, three to ten years. Depreciation is principally provided under the straight-line method.

INVESTMENTS

     Investments in which the Company's interest is less than 20% and which are not classified as available-for-sale securities are carried at the lower of cost or net realizable value unless it is determined that the Company exercises significant influence over the investee company, in which case the equity method of accounting is used. For those investments in affiliates in which the Company's voting interest is between 20% and 50%, the equity method of accounting is generally used. Under this method, the investment balance, originally recorded at cost, is adjusted to recognize the Company's share of met earnings or losses of the affiliates as they occur, limited to the extent of the Company's investment in, advances to and commitments for the investee.

     The Company assesses the need to record impairment losses on investments and record such losses when the impairment of an investment is determined to be other than temporary in nature. These impairment losses are reflected in "other income (expense), net" in the Company's results of operations. During Calendar 2001, the Company recorded a $4 million charge to operations for the write-off of an equity investment.

GOODWILL AND INTANGIBLE ASSETS

     Goodwill is recorded when the consideration paid for acquisitions exceeds the fair value of net tangible and intangible assets acquired. In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001. SFAS No. 142 requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but rather be tested annually for impairment. In accordance with SFAS No. 141, goodwill recorded in conjunction with the Company's acquisition of Impala Linear Corporation in September 2001 was not amortized (See Note 16).

     Goodwill acquired prior to June 30, 2001 and other acquisition-related intangibles are amortized on a straight-line basis over their estimated lives, which are generally three to fifteen years.

OTHER ASSETS

     Other assets include deferred financing costs, which represent costs incurred related to the issuance of the Company's long-term debt. The costs are being amortized using the effective interest method over the related term of the borrowings, which ranges from five to ten years, and are included in interest expense. Also included in other assets are mold and tooling costs. Molds and tools are amortized over their expected useful lives, generally one to three years.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL

     The Company evaluates the recoverability of long-lived assets not held for sale, including intangible assets, by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Estimates of fair value may be determined based upon quotes or a projected discounted cash flow, using a discount rate determined by our management to be commensurate with our cost of capital and the risk inherent in our current business model. Impairment charges related to restructuring actions are more fully discussed in
Note 11.

CURRENCIES

     The Company's functional currency for all operations worldwide is the U.S. dollar. Accordingly, gains and losses from translation of foreign currency financial statements are included in current results. In addition, cash conversion of foreign currency and foreign currency transactions are included in current results.

FOREIGN CURRENCY HEDGING

     The Company utilizes various derivative financial instruments to manage market risks associated with the fluctuations in foreign currency exchange rates. It is the Company's policy to use derivative financial instruments to protect against market risk arising from the normal course of business. The criteria the Company uses for designating an instrument as a hedge include the instrument's effectiveness in risk reduction and one-to-one matching of derivative instruments to underlying transactions (See Note 17.)

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of investments and trade accounts receivable. The Company maintains cash and cash equivalents with high credit quality financial institutions based upon the Company's analysis of that financial institution's relative credit standing. The Company sells its products to distributors and original equipment manufacturers involved in a variety of industries including computing, consumer, communications, automotive and industrial. The Company has adopted credit policies and standards to accommodate industry growth and inherent risk. The Company performs continuing credit evaluations of its customers' financial condition and requires collateral as deemed necessary. Reserves are provided for estimated amounts of accounts receivable that may not be collected.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable and payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. Fair values of long term debt, interest rate swaps and caps, currency forward contracts and currency options are based on quoted market prices or pricing models using prevailing financial market information at the date of measurement (See Note 14).

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NET INCOME (LOSS) PER COMMON SHARE

     Basic income (loss) per share was computed by dividing net income (loss) applicable to common stockholders by the weighted average shares of common stock outstanding. Diluted earnings per share assume that any dilutive convertible debt were converted from the date of issuance in 2001, with the related effect on net income (loss) and outstanding common shares adjusted accordingly. It also gives effect to outstanding common shares outstanding for all dilutive outstanding stock options.

     The following table reconciles basic to diluted weighted average shares outstanding and net income (loss) to net income (loss) applicable to common stockholders:

                                                        CALENDAR       STUB
                                                     ---------------   YEAR    FISCAL
                                                      2001     2000    1999     1999
                                                     ------   ------   -----   -------
                                                               (IN MILLIONS)
Basic weighted average common shares outstanding...    99.6     97.5    80.0      62.9
Net effect of dilutive stock options based on the
  treasury stock method using the average market
  price............................................      --      3.9     3.7        --
                                                     ------   ------   -----   -------
Diluted weighted average common shares
  outstanding......................................    99.6    101.4    83.7      62.9
                                                     ======   ======   =====   =======
Net income (loss)..................................  $(41.7)  $273.1   $21.3   $(114.1)
Dividends on redeemable preferred stock............      --       --     2.0       9.8
                                                     ------   ------   -----   -------
Net income (loss) applicable to common
  stockholders.....................................  $(41.7)  $273.1   $19.3   $(123.9)
                                                     ======   ======   =====   =======

     Options to purchase 4,547,384, 7,478,080, 82,435, and 4,282,570 shares of common stock were outstanding at December 30, 2001, December 31, 2000, December 26, 1999, and May 30, 1999, respectively, but were not included in the computation of diluted earnings per share because the effect of including such options would have been anti-dilutive. In addition, at December 30, 2001, $1.2 million was not included in the computation of net income (loss) and 1,117,216 of potential common shares were not included in the computation of diluted earnings per share as a result of the assumed conversion of the convertible senior subordinated notes, because the effect would have been anti-dilutive.

EMPLOYEE STOCK PLANS

     The Company accounts for its stock option plans and its stock purchase plan in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. As permitted by SFAS No. 123, we measure compensation cost in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. The pro forma impact on earnings has been disclosed in the notes to the consolidated financial statements as required by SFAS No. 123 (see Note 6). In March 2000, the FASB issued Interpretation No. 44 ("FIN 44"), Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25. FIN 44 clarifies the application of APB No. 25 for certain issues, including the definition of an employee, the treatment of the acceleration of stock options and the accounting treatment for options assumed in business combinations. FIN 44 became

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES effective on July 1, 2000, but is applicable for certain transactions dating back to December 1998. The adoption of FIN 44 did not have a material impact on the Company's financial position or results of operations.

RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform with the current year presentation.

NOTE 3 -- FINANCIAL STATEMENT DETAILS

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                     (IN MILLIONS)
Inventories
  Raw materials.............................................    $   27.6       $   24.8
  Work in process...........................................       129.7          123.9
  Finished goods............................................        51.8           44.1
                                                                --------       --------
                                                                $  209.1       $  192.8
                                                                ========       ========
Property, plant and equipment
  Land......................................................    $   26.9       $   23.2
  Buildings and improvements................................       239.6          215.4
  Machinery and equipment...................................       956.8          816.7
  Construction in progress..................................       167.9          173.1
                                                                --------       --------
     Total property, plant and equipment....................     1,391.2        1,228.4
  Less accumulated depreciation.............................       731.6          631.8
                                                                --------       --------
                                                                $  659.6       $  596.6
                                                                ========       ========

                                                  PERIOD OF
                                                AMORTIZATION
                                                -------------
Intangible assets
  Developed technology........................  10 - 15 years     $  227.3       $  169.1
  Goodwill....................................       15 years        242.8           69.7
  Customer base...............................        8 years         55.8           55.6
  Covenant not to compete.....................        5 years         30.4           30.2
  Trademarks and tradenames...................        4 years         24.9           24.7
  Assembled workforce.........................        3 years         13.3           10.3
  Patents.....................................        4 years          5.4            5.5
                                                                  --------       --------
     Total intangible assets..................                       599.9          365.1
  Less accumulated amortization...............                      (120.1)         (67.0)
                                                                  --------       --------
                                                                  $  479.8       $  298.1
                                                                  ========       ========

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                     (IN MILLIONS)
Accrued expenses
  Payroll and employee related accruals.....................    $   33.3       $   75.5
  Accrued interest..........................................        33.8           19.3
  Income taxes payable......................................         1.1           19.6
  Other.....................................................        24.0           22.5
                                                                --------       --------
                                                                $   92.2       $  136.9
                                                                ========       ========

NOTE 4 -- LONG-TERM DEBT

     Long-term debt consists of the following at:

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                     (IN MILLIONS)
Revolving Credit Facility...................................    $     --        $120.2
Convertible senior subordinated notes.......................       200.0            --
Senior subordinated notes...................................       935.0         585.0
Other.......................................................         3.6            --
                                                                --------        ------
  Total long-term debt......................................     1,138.6         705.2
Less current portion........................................        (0.4)           --
                                                                --------        ------
  Long-term portion.........................................    $1,138.2        $705.2
                                                                ========        ======

REVOLVING CREDIT FACILITY

     On June 6, 2000, Fairchild entered into a new Senior Credit Facilities Agreement ("Credit Agreement") with a syndicate of financial institutions in order to refinance the facilities under an existing credit agreement. Under this refinancing, Fairchild converted approximately $117.8 million of outstanding senior term debt into a new revolving credit line ("Revolving Credit Facility") with total borrowing capacity of $300.0 million and a maturity of June 6, 2004.

     In connection with the refinancing, Fairchild paid approximately $2.1 million in deferred financing costs and wrote-off $3.6 million of deferred financing costs associated with the retired term debt. Borrowings under the Credit Agreement accrue interest based on either the bank's rate or the Eurodollar rate, at the option of the Company. The interest rate was 3.6% and 7.8% for the Revolving Credit Facility at December 30, 2001 and December 31, 2000, respectively. Borrowings under the Credit Agreement are secured by a pledge of common stock of the Company and its subsidiaries. At December 30, 2001, Fairchild had outstanding letters of credit totaling $0.8 million. These outstanding letters of credit reduce the amount available under the Revolving Credit Facility to $299.2 million. Fairchild pays a commitment fee of 0.5% per annum of the unutilized commitments under the Revolving Credit Facility.

CONVERTIBLE SENIOR SUBORDINATED NOTES

     On October 31, 2001, Fairchild issued $200 million aggregate principal amount of 5.0% Convertible Senior Subordinated Notes due November 1, 2008. The notes are guaranteed by the Company and its domestic subsidiaries. The notes are unsecured obligations and convertible, at the option of the holder, into common stock of the Company at a conversion price of $30.00 per share, subject to certain adjustments. The

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES notes and the guarantees rank pari passu in right of payment with Fairchild Semiconductor Corporation's existing senior subordinated notes and the guarantees thereof, and with any future senior subordinated indebtedness.

SENIOR SUBORDINATED NOTES

     On January 31, 2001, Fairchild issued $350.0 million of 10 1/2% Senior Subordinated Notes due February 1, 2009 (the "10 1/2% Notes") at face value. Interest on the notes is paid semi-annually on February 1 and August 1 of each year, and the first interest payment was made on August 1, 2001. The 10 1/2% Notes are unsecured and are subordinated to all existing and future senior indebtedness of Fairchild. Fairchild may redeem the notes on or after February 1, 2005 and, prior to February 1, 2004, it may redeem up to 35% of the 10 1/2% Notes from the proceeds of certain equity offerings at redemption prices ranging from 100% to approximately 105% of the principal amount.

     On April 7, 1999, Fairchild issued $300.0 million of 10 3/8% Senior Subordinated Notes (the "10 3/8% Notes") at face value. The 10 3/8% Notes pay interest on April 1 and October 1 of each year commencing October 1, 1999 and are due October 1, 2007. The 10 3/8% Notes are unsecured and are subordinated to all existing and future senior indebtedness of Fairchild. Until April 1, 2002, Fairchild can redeem an amount not to exceed 35% of the 10 3/8% Notes with proceeds raised from certain public equity offerings. On or after April 1, 2003, the 10 3/8% Notes are redeemable by Fairchild, in whole or in part, at redemption prices ranging from 100% to approximately 105% of the principal amount.

     On March 11, 1997, Fairchild issued $300.0 million of 10 1/8% Senior Subordinated Notes (the "10 1/8% Notes" and, together with the 10 3/8% Notes and the 10 1/2% Notes, the "Notes") at face value. The 10 1/8% Notes pay interest on March 15 and September 15 of each year commencing September 15, 1997. The
10 1/8% Notes are unsecured and are subordinated to all existing and future senior indebtedness of Fairchild. The 10 1/8% Notes are redeemable by Fairchild, in whole or in part, on or after March 15, 2002 at redemption prices ranging from 100% to approximately 105% of the principal amount. Fairchild is required to redeem $150.0 million principal amount of 10 1/8% Notes on March 15, 2005 and $75.0 million principal amount of 10 1/8% Notes on March 15, 2006 and 2007, respectively, in each case at a redemption price of 100% of the principal amount plus accrued interest to the date of redemption. During December 2000, the Company repurchased 10 1/8% Notes with a face value of $15.0 million.

     The payment of principal and interest on the Credit Agreement and the Notes is fully and unconditionally guaranteed by Fairchild International. Fairchild International is the parent company of Fairchild and currently conducts no business and has no significant assets other than the capital stock of Fairchild. Fairchild has seventeen direct subsidiaries and six indirect subsidiaries, of which four direct subsidiaries, Fairchild Semiconductor Corporation of California ("Fairchild California"), KOTA Microcircuits, Inc., QT Optoelectronics, Inc., and QT Optoelectronics are guarantors on the Credit Agreement and the Notes. The remaining direct and indirect subsidiaries are foreign-based and do not guarantee either the Credit Agreement or the Notes.

     The Company's senior credit facility and the indentures under which the notes were issued contain various restrictions and covenants. The restrictive covenants include limitations on consolidations, mergers and acquisitions, restrictions on creating liens, restrictions on paying dividends or making other similar restricted payments, restrictions on asset sales, restrictions on capital expenditures and limitations on incurring indebtedness, among other restrictions, with which the Company was in compliance at December 30, 2001. In addition, the senior credit facility contains covenants relating to financial ratios including a minimum interest coverage ratio and a maximum senior leverage ratio. Provided there are no further outstanding balances under the senior credit facility, compliance with these ratios is not required until March 31, 2003. The senior credit facility also limits the Company's ability to modify its certificate of incorporation, bylaws, shareholder agreements, voting trusts or similar arrangements. In addition, the senior credit facility and the indentures

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES governing all senior subordinated notes, contain additional restrictions limiting the ability of the Company's subsidiaries to pay dividends or make advances to the Company. Aggregate maturities of long-term debt for each of the next five years and thereafter are as follows:

                                                              (IN MILLIONS)
2002........................................................    $    0.4
2003........................................................         0.4
2004........................................................         0.4
2005........................................................       135.4
2006........................................................        75.3
Thereafter..................................................       926.7
                                                                --------
                                                                $1,138.6
                                                                ========

     At December 30, 2001, the Company also has approximately $12.0 million of undrawn credit facilities at certain of its foreign subsidiaries.

NOTE 5 -- INCOME TAXES

     In conjunction with the acquisition of the power device business, the Korean government granted a ten year tax holiday to Fairchild Korea Semiconductor Ltd. The original exemption was 100% for the first seven years of the holiday and 50% for the remaining three years of the holiday. In Calendar 2000, the tax holiday was extended such that the exemption amounts were increased to 75% in the eighth year and a 25% exemption was added to the eleventh year. Taxes exempted include income taxes, dividend withholding taxes, acquisition tax, registration tax, property tax and aggregate land tax. As such, no current provision for income taxes for Korea has been provided. The tax holiday increased net income by $3.2 million, or $0.03 per diluted common share for Calendar 2001, $32.0 million or $0.32 per diluted common share for Calendar 2000 and $18.0 million or $0.22 per diluted common share for Stub Year 1999.

     Total income tax provision (benefit) for income taxes was allocated as follows:

                                                   CALENDAR   CALENDAR   STUB YEAR   FISCAL
                                                     2001       2000       1999       1999
                                                   --------   --------   ---------   ------
                                                                (IN MILLIONS)
Income tax provision (benefit) attributable to
  income (loss) from continuing operations.......   $(22.4)    $ (2.4)     $5.0      $(5.1)
Noncurrent intangible assets, for the initial
  recognition of acquired tax benefits that were
  previously included in the valuation
  allowance......................................       --       (5.3)       --         --
Stockholders' equity, for recognition of
  compensation expense for tax purposes in excess
  of amounts recognized for financial reporting
  purposes.......................................     (1.3)     (12.9)       --         --
Other comprehensive income, for unrealized gains
  on hedging transactions........................      0.6         --        --         --
                                                    ------     ------      ----      -----
                                                    $(23.1)    $(20.6)     $5.0      $(5.1)
                                                    ======     ======      ====      =====

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     The provision (benefit) for income taxes attributable to income from continuing operations for Calendar 2001, Calendar 2000, Stub Year 1999, and Fiscal 1999 consisted of the following:

                                                 CALENDAR   CALENDAR   STUB YEAR   FISCAL
                                                   2001       2000       1999       1999
                                                 --------   --------   ---------   -------
                                                               (IN MILLIONS)
Income (loss) before income taxes:
  U.S..........................................   $(94.3)    $113.8     $(46.6)    $(103.7)
  Foreign......................................     30.2      156.9       72.9       (15.5)
                                                  ------     ------     ------     -------
                                                  $(64.1)    $270.7     $ 26.3     $(119.2)
                                                  ======     ======     ======     =======
Income tax provision (benefit):
  Current:
     U.S. federal..............................   $ (5.9)    $  8.3     $   --     $  (4.8)
     U.S. state and local......................       --        0.7         --          --
     Foreign...................................      4.1       16.9        4.0         2.1
                                                  ------     ------     ------     -------
                                                    (1.8)      25.9        4.0        (2.7)
  Deferred:
     U.S. federal..............................    (16.0)     (25.4)      (2.1)       (2.5)
     U.S. state and local......................     (2.4)      (2.4)      (0.2)        0.1
     Foreign...................................     (2.2)      (0.5)       3.3          --
                                                  ------     ------     ------     -------
                                                   (20.6)     (28.3)       1.0        (2.4)
  Total income tax provision (benefit):
     U.S. federal..............................    (21.9)     (17.1)      (2.1)       (7.3)
     U.S. state and local......................     (2.4)      (1.7)      (0.2)        0.1
     Foreign...................................      1.9       16.4        7.3         2.1
                                                  ------     ------     ------     -------
                                                  $(22.4)    $ (2.4)    $  5.0     $  (5.1)
                                                  ======     ======     ======     =======

     The reconciliation between the income tax rate computed by applying the U.S. federal statutory rate and the reported worldwide tax rate on income (loss) from continuing operations is as follows:

                                                                           STUB
                                                     CALENDAR   CALENDAR   YEAR    FISCAL
                                                       2001       2000     1999     1999
                                                     --------   --------   -----   ------
U.S. federal statutory rate........................    35.0%      35.0%     35.0%   35.0%
U.S. state and local taxes (benefit), net of
  federal benefit..................................     2.5        3.2      (0.5)    1.4
Foreign tax rate differential and US tax on
  repatriation.....................................     0.1      (13.3)    (65.0)   (8.7)
Exempt foreign sales income........................     3.8         --        --      --
Non-deductible expenses including goodwill
  amortization.....................................    (2.6)       1.1       0.2     0.1
Change in valuation allowance......................    (3.8)     (26.9)     49.3   (23.5)
                                                       ----      -----     -----   -----
                                                       35.0%      (0.9)%    19.0%    4.3%
                                                       ====      =====     =====   =====

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     The tax effects of temporary differences in the recognition of income and expense for tax and financial reporting purposes that give rise to significant portions of the deferred tax assets and the deferred tax liabilities at December 30, 2001 and December 31, 2000 are presented below:

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                     (IN MILLIONS)
Deferred tax assets:
  Net operating loss carryforwards..........................     $ 50.8         $23.6
  Reserves and accruals.....................................       17.0          24.0
  Intangibles, primarily intellectual property..............       17.1           7.7
  Tax credit and capital allowance carryovers...............        6.8           6.2
                                                                 ------         -----
     Total gross deferred tax assets........................       91.7          61.5
  Valuation allowance.......................................       (3.8)         (1.3)
                                                                 ------         -----
     Net deferred tax assets................................       87.9          60.2
Deferred tax liabilities:
  Unrealized gain on hedging transactions...................       (0.6)           --
  Plant and equipment.......................................       (9.4)         (6.1)
                                                                 ------         -----
     Total deferred tax liabilities.........................      (10.0)         (6.1)
                                                                 ------         -----
Net deferred tax assets.....................................     $ 77.9         $54.1
                                                                 ======         =====

     The deferred tax valuation allowance increased by $2.5 million and decreased by $79.0 million for Calendar 2001 and Calendar 2000, respectively. In assessing the realizability of deferred tax assets, the Company considered its current and future taxable earnings and the expected timing of the reversal of temporary differences. During Calendar 2000, the Company reversed all of the valuation allowance associated with its domestic deferred tax assets, with the exception of foreign tax credits, as the Company believes that the deferred tax assets will more likely than not be realized. Deferred tax assets and liabilities are classified in the consolidated balance sheet based on the classification of the related asset or liability.

     Net operating loss, research and development credit and foreign tax credit carryforwards totaled $135.3 million, $0.9 million and $2.4 million, respectively, as of December 30, 2001. The net operating losses expire in 2018 through 2021. The research and development credits expire in varying amounts in 2012 through 2021. The foreign tax credits expire in varying amounts in 2002 through 2006. Due to the uncertainty of utilization before expiration, valuation allowances have been recorded against the benefits associated with foreign tax credits. The Company also has alternative minimum tax credit carryforwards of $2.2 million, which are available to reduce future federal regular income taxes over an indefinite period. In addition, the Company has Malaysian unabsorbed capital allowance of approximately $4.7 million, which can be used to offset future year's taxable income of that Malaysian subsidiary.

     The Company's ability to utilize its net operating loss and credit carryforwards may be limited in the future if the Company experiences an ownership change. An ownership change occurs when the ownership percentage of 5% or greater stockholders changes by more than 50% over a three year period. In Calendar 2000, the Company experienced an ownership change as a result of the follow-on public offering; such ownership change did not result in a material limitation on the utilization of the loss and credit carryforwards.

     Deferred income taxes have not been provided for the undistributed earnings of the Company's foreign subsidiaries, which aggregated approximately $224.2 million at December 30, 2001. The Company plans to reinvest all such earnings for future expansion. The undistributed earnings will be subject to U.S. taxation

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES upon repatriation as dividends to the U.S. parent. The amount of taxes attributable to these undistributed earnings is not practicably determinable.

NOTE 6 -- STOCK BASED COMPENSATION

     The Company has two stock option plans. Under the Fairchild Semiconductor Restated Stock Option Plan (Restated Plan), executives, key employees and non-employee directors may be granted options to purchase shares of the Company's authorized but unissued common stock. The Company also has a stock option plan (the 2000 Executive Stock Option Plan), under which key executives, including officers, may be granted stock options.

     Under the Restated Plan, the Company may grant options for up to 23,746,327 of Class A common stock. At December 30, 2001, 15,134,000 options were outstanding and 5,629,099 were available to be granted. Options granted under the Plans may be either (a) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code or (b) non-qualified stock options.

     The establishment of an exercise price of each option granted under the Restated Plan is determined by a Committee of the Company's Board of Directors (the "Committee"). The maximum term of any option is ten years from the date of grant for incentive stock options and ten years and one day from the date of grant for non-qualified stock options. Options granted under the Plan are exercisable at the determination of the Committee, generally vesting ratably over approximately four years.

     Under the 2000 Executive Stock Option Plan, the Company may grant options for up to 3,500,000 shares of common stock. At December 30, 2001, 175,000 shares were outstanding and 3,325,000 shares were available to be granted. Options granted under the Plan are intended to be non-qualified options. The exercise price and term of each option granted under the 2000 Executive Plan is determined by the Committee. Options granted under the 2000 Executive Plan are exercisable at the determination of the Committee. Individuals receiving options under the Plan may not receive in any one year options to purchase more than 1,500,000 shares of common stock.

     During 2001, the Company implemented a voluntary stock option exchange program for the 2000 Executive Stock Option Plan. Under the program, executives could elect to have their outstanding options cancelled on August 13, 2001. New stock options will be issued to replace cancelled options on or after February 14, 2002 at the then fair market value. The number of replacement options that may be issued will be equal to 55% of the options surrendered.

     A summary of the status of the Company's stock option plans as of December 30, 2001, December 31, 2000, December 26, 1999, and May 30, 1999, and changes during the periods then ended are presented in the table below:

                                     CALENDAR 2001        CALENDAR 2000        STUB YEAR 1999        FISCAL 1999
                                   ------------------   ------------------   ------------------   ------------------
                                             WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED
                                             AVERAGE              AVERAGE              AVERAGE              AVERAGE
                                   SHARES    EXERCISE   SHARES    EXERCISE   SHARES    EXERCISE   SHARES    EXERCISE
                                   (000'S)    PRICE     (000'S)    PRICE     (000'S)    PRICE     (000'S)    PRICE
                                   -------   --------   -------   --------   -------   --------   -------   --------
Outstanding at beginning of
  year...........................  13,362     $26.07     6,964     $ 9.60     4,283     $ 3.82     3,584     $ 2.20
Granted..........................   6,501      15.60     7,723      37.55     3,549      14.83       972      10.00
Exercised........................    (380)      5.42      (783)      5.22      (805)      2.06       (93)      0.13
Canceled.........................  (4,174)     38.51      (542)     17.97       (63)      7.12      (180)      6.83
                                   ------     ------    ------     ------     -----     ------     -----     ------
Outstanding at end of year.......  15,309     $18.80    13,362     $26.07     6,964     $ 9.60     4,283     $ 3.82
                                   ======     ======    ======     ======     =====     ======     =====     ======
Exercisable at end of year.......   4,490     $14.53     2,358     $ 7.96     1,331     $ 5.56     1,612     $ 1.82
Weighted average fair value of
  options granted................             $10.99               $24.23               $ 9.68               $ 0.09

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     Information with respect to stock options outstanding and stock options exercisable at December 30, 2001 is as follows:

                       OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
------------------------------------------------------------------   ------------------------------
                   (000'S)     WEIGHTED-AVERAGE                        (000'S)
   RANGE OF        NUMBER         REMAINING       WEIGHTED-AVERAGE     NUMBER      WEIGHTED-AVERAGE
EXERCISE PRICES  OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
---------------  -----------   ----------------   ----------------   -----------   ----------------
$  .13 -   .13      1,391            5.5               $ 0.13           1,362           $ 0.13
$10.00 - 15.00      2,517            7.5                10.92           1,157            10.08
$15.01 - 22.00      7,227            8.7                16.29             892            18.44
$22.01 - 33.00        280            8.6                27.28              69            28.41
$33.01 - 49.00      3,894            8.6                34.63           1,010            34.66
                   ------            ---               ------           -----           ------
                   15,309            8.2               $18.80           4,490           $14.53

     The Company maintains the Fairchild Semiconductor International, Inc. Employee Stock Purchase Plan, which started on April 1, 2000. The stock purchase plan authorizes the issuance of up to 4,000,000 shares of common stock in quarterly offerings to eligible employees at a price that is equal to 85 percent of the lower of the common stock's fair value at the beginning or the end of a quarterly period. During Calendar 2001, 437,362 shares were issued under the stock purchase plan at a weighted average price of $12.05 per share.

     The Company accounts for its stock-based compensation plans in accordance with the provisions of APB No. 25. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. During Calendar 2000, Stub Year 1999 and Fiscal 1999, the Company granted 5,000, 1,358,700 and 25,600 stock options, respectively, with exercise prices less than the market price of the underlying stock on the date of the grant, and recorded total deferred compensation of $0.2 million, $13.6 million and $0.3 million, respectively. No such options were granted during Calendar 2001.

     Had compensation cost for the Company's stock Plans been determined consistent with SFAS Statement No. 123, the Company would have reported the following pro forma information:

                                                                                 STUB
                                                           CALENDAR   CALENDAR   YEAR    FISCAL
                                                             2001       2000     1999     1999
                                                           --------   --------   -----   -------
                                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
Pro forma net income (loss)..............................  $(108.0)    $239.6    $13.6   $(114.3)
Pro forma basic earnings (loss) per share................  $ (1.08)    $ 2.46    $0.17   $ (1.82)
Pro forma diluted earnings (loss) per share..............  $ (1.08)    $ 2.36    $0.16   $ (1.82)

     The Company estimates the fair value of each option as of the date of grant using a Black-Scholes pricing model with the following weighted average assumptions:

                                                                                    STUB
                                                              CALENDAR   CALENDAR   YEAR   FISCAL
                                                                2001       2000     1999    1999
                                                              --------   --------   ----   ------
Expected volatility.........................................      65%        60%      49%     49%
Dividend yield..............................................      --         --       --      --
Risk-free interest rate.....................................    4.63%      6.32%    4.89%   4.43%
Expected life, in years.....................................     6.0        5.0      4.0     3.4

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 7 -- RETIREMENT PLANS

     The Company sponsors the Fairchild Personal Savings and Retirement Plan (the "Retirement Plan"), a contributory savings plan which qualifies under section 401(k) of the Internal Revenue Code. The Retirement Plan covers substantially all employees in the United States. The Company provides a matching contribution equal to 75% of employee elective deferrals up to a maximum of 6% of an employee's annual compensation. The Company also maintains a non-qualified Benefit Restoration Plan, under which employees who have otherwise exceeded annual IRS limitations for elective deferrals can continue to contribute to their retirement savings. The Company matches employee elective deferrals to the Benefit Restoration Plan on the same basis as the Retirement Plan. During Calendar 2001, the 401(k) match was suspended for substantially all employees.

     Total expense recognized under these plans was $4.0 million, $4.4 million, $2.3 million, and $3.5 million for Calendar 2001, Calendar 2000, Stub Year 1999 and Fiscal 1999, respectively.

     Employees in Korea who have been with the Company for over one year are entitled by Korean law to receive lump-sum payments upon termination of their employment. The payments are based on current rates of pay and length of service through the date of termination. It is the Company's policy to accrue for this estimated liability as of each balance sheet date. Amounts recognized as expense were $5.6 million, $6.3 million, $2.4 million and $0.3 million for Calendar 2001, Calendar 2000, Stub Year 1999 and Fiscal 1999, respectively.

     Employees in Malaysia participate in a defined contribution plan. The Company has funded accruals for this plan in accordance with statutory regulations in Malaysia. Contributions made by the Company under this plan were $1.9 million, $2.2 million, $0.9 million, and $1.2 million for Calendar 2001, Calendar 2000, Stub Year 1999, and Fiscal 1999, respectively.

     Employees in the Philippines participate in a defined benefit plan. The benefits are based on years of service and a multiple of the employee's final monthly salary. The Company's funding policy is to contribute annually the amount necessary to maintain the plan on an actuarially sound basis. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. The contributions made for Calendar 2001, Calendar 2000, Stub Year 1999, and Fiscal 1999 were not material to the consolidated financial statements.

     Employees in England, Italy, Germany, Hong Kong, China and Singapore and Japan are also covered by a variety of defined benefit and or defined contribution pension plans that are administered consistent with local statutes and practices. The contributions made under each of the respective plans for Calendar 2001, Calendar 2000, Stub Year 1999, and Fiscal 1999 were not material to the consolidated financial statements.

     Certain executives of the Company are eligible for post-retirement health benefits, which are being accrued ratably over the three year term of the related employment agreements entered into by the executives with the Company in Calendar 2000. At December 30, 2001, the accrual for post-retirement health benefits is not material to the consolidated financial statements.

NOTE 8 -- LEASE COMMITMENTS

     Rental expense related to certain facilities and equipment of the Company's plants was $21.9 million, $16.1 million, $8.2 million, and $12.5 million for Calendar 2001, Calendar 2000, Stub Year 1999, and Fiscal 1999, respectively.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     Future minimum lease payments under noncancelable operating leases as of December 30, 2001 are as follows:

                    YEAR ENDED DECEMBER,                      (IN MILLIONS)
                    --------------------                      -------------
  2002......................................................      $17.5
  2003......................................................       16.9
  2004......................................................       10.8
  2005......................................................        6.2
  2006......................................................        4.6
  Thereafter................................................       10.4
                                                                  -----
                                                                  $66.4
                                                                  =====

NOTE 9 -- REDEEMABLE PREFERRED STOCK

     Concurrent with the Recapitalization, the Company authorized 70,000 shares of redeemable preferred stock at a par value of $.01, all of which were designated as 12% Series A cumulative compounding preferred stock (the "Redeemable Preferred Stock"). The Redeemable Preferred Stock had a stated value of $1,000 per share and was entitled to annual dividends when, as and if declared, which dividends were cumulative, whether or not earned or declared, and accrued at a rate of 12%, compounding annually. On August 9, 1999, in connection with the IPO, all of the shares of the Company's previously authorized Redeemable Preferred Stock were converted into shares of the Company's Class A Common Stock. Each preferred stockholder received 75.714571 shares of Class A Common Stock per share of preferred stock, reflecting the $1,000 liquidation value of the preferred stock, plus accumulated unpaid dividends to the date of conversion, converted into common stock on the basis of $17.39 per share. As a result of the conversion, 70,000 shares of preferred stock were converted into 5,300,020 shares of common stock. The total liquidation value of the Redeemable Preferred Stock at August 9, 1999 was $92.2 million.

NOTE 10 -- STOCKHOLDERS' EQUITY

PREFERRED STOCK

     Under the Company's Restated Certificate of Incorporation, the Company's Board of Directors has the authority to issue up to 100,000 shares of $0.01 par value preferred stock, but only in connection with the adoption of a stockholder rights plan. At December 30, 2001, no shares were issued.

PUBLIC OFFERINGS

     On January 25, 2000, the Company completed a follow-on public offering of 23,500,000 shares of its Class A Common Stock at a price of $33.4375 per share. In addition, the Company sold 1,410,000 shares and 2,115,000 shares were sold by an existing stockholder pursuant to the underwriter's overallotment option. The underwriting discount was $1.50 per share. The 23,500,000 shares included 6,140,880 newly issued shares sold by the Company and 17,359,120 shares sold by existing stockholders, including all remaining shares owned by National Semiconductor, the Company's former parent. The Company did not receive any proceeds from shares sold by existing stockholders. The net proceeds to the Company after the underwriting discount and other related expenses were approximately $240.0 million.

     On August 9, 1999, the Company completed an initial public offering ("IPO") of its Class A Common Stock and sold an aggregate of 20,000,000 shares at a price of $18.50 per share. The underwriting discount was $1.11 per share. The net proceeds after the underwriting discount and other IPO expenses were approximately $345.0 million. In addition, National Semiconductor Corporation, one of the Company's principal stockholders, sold 3,000,000 additional shares pursuant to the underwriters' overallotment option. The Company

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES received no proceeds from this sale, which closed on August 12, 1999. Concurrent with the IPO, all of the shares of the Company's previously authorized 12% Series A Cumulative Compounding Preferred Stock were converted into shares of the Company's Class A Common Stock.

COMMON STOCK

     The Company has authorized 340,000,000 shares of common stock at a par value of $.01 per share, divided into two classes consisting of 170,000,000 shares of Class A stock and 170,000,000 shares of Class B stock. The holders of Class A stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Except as required by law, the holders of Class B stock have no voting rights. A holder of either class of common stock may convert any or all of his shares into an equal number of shares of the other class of common stock provided that in the case of a conversion from Class B stock, which is nonvoting, into Class A stock, which is voting, such conversion would be permitted only to the extent that the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Class A stock which would be held after giving effect to the conversion.

     Effective March 7, 2001, affiliates of Citigroup Inc., one of the Company's principal stockholders, converted 17,281,000 shares of Class B Common Stock into an equal number of shares of Class A Common Stock. As a result, no Class B Common Stock shares were outstanding at December 30, 2001. Total common shares outstanding were not affected by this transaction. Shares of the Company's Class A Common Stock and Class B Common Stock are identical in all respects, except that Class B shares have no voting rights, other than as provided by law, and there is no public market for Class B shares.

     Under a shelf registration statement filed with the Securities and Exchange Commission on December 18, 2000, the Company may issue up to 10,000,000 shares of additional common stock. Shares of stock covered by this shelf registration statement may be issued from time to time by Fairchild International in connection with strategic acquisitions of other businesses, assets or securities, authorized by the company's board of directors. The amounts, prices and other terms of share issuances would be determined at the time of particular transactions.

NOTE 11 -- RESTRUCTURING AND IMPAIRMENTS

     The Company assesses the need to record restructuring charges in accordance with EITF No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), EITF No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination and SAB No. 100, Restructuring and Impairment Charges. In accordance with this guidance, management must execute an exit plan that will result in the incurrence of costs that have no future economic benefit. Also under the terms of EITF No. 94-3, a liability for the restructuring charges is recognized in the period management approves the restructuring plan.

     During Calendar 2001, the Company recorded pre-tax restructuring and impairment charges of $21.4 million. In the first quarter, the Company recorded an $8.3 million charge for asset impairments relating to the consolidation of the five-inch wafer fabrication line in South Portland, Maine. At December 30, 2001, substantially all of these assets have been disposed of. Employee separation costs of $1.2 million, $3.9 million, $0.8 million and $7.2 million were recorded in the first, second, third and fourth quarters, respectively. The charges for employee separation arrangements provided for severance and other benefits associated with the approximately 1,000 salaried, hourly and temporary employees severed as a result of these actions. The affected employees, who worked in production, engineering, sales and marketing and administration, were located in the United States, the Philippines, Malaysia, and Europe.

     Restructuring and impairments in Calendar 2000 include gains in the first quarter resulting from additional funds received in connection with the sale of the Company's former Mountain View, California

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES facility ($3.5 million) and the adjustment of restructuring reserves upon final execution of several prior year actions ($2.1 million).

     In the first quarter of Fiscal 1999, in connection with management's plan to reduce costs and improve operating efficiencies, the Company recorded a pre-tax restructuring charge of approximately $4.5 million. The restructuring charge consisted of $0.8 million related to non-cash asset impairments and $3.7 million of employee separation costs. The asset impairments relate to idle production equipment in the Company's former Mountain View, California and West Jordan, Utah facilities. These assets have been disposed of. The charge for employee separation arrangements provided for severance and other benefits associated with the approximately 600 salaried, hourly and temporary employees severed as a result of this action. The affected employees, who worked in production, engineering, sales and marketing and administration, were located in the United States and the Philippines.

     In the third quarter of Fiscal 1999, the Company recorded a pre-tax restructuring charge of approximately $2.7 million related to the transfer of all assembly and test work performed at its former Mountain View, California facility to its Penang, Malaysia facility. The charge consisted of $1.9 million of non-cash asset impairments and $0.8 million for severance and other benefits for 54 production employees terminated as a result of the transfer. The asset impairments consisted of production equipment that was idled as a result of this action. These assets have been disposed of.

     In connection with the sale of its former Mountain View, California facility on April 2, 1999, the Company announced the transfer of all wafer production to its South Portland, Maine facility. In the fourth quarter of Fiscal 1999, the Company recorded a pre-tax restructuring charge of approximately $10.0 million, which consisted of $2.6 million of non-cash asset impairments, $4.0 million for severance and employee benefits, $1.9 million for a loss on sale of the facility and $1.5 million for other exit costs. This action resulted in the termination of approximately 170 salaried, hourly and temporary employees, all of whom worked for the Company's Analog and Mixed Signal Division in Mountain View or San Diego, California in the areas of production, engineering, selling and marketing and administration. Other exit costs include $1.0 million paid under a non-cancelable operating lease after operations ceased as well as other incremental costs associated with the facility closure. The non-cash asset impairments primarily consisted of production equipment that was not transferred to South Portland, Maine. These assets have all been disposed of.

     During the fourth quarter of Fiscal 1999, the Company also recorded a pre-tax charge of $4.1 million related to the restructuring of its memory product lines, whereby the Company streamlined its operations to focus solely on its most profitable products. The charge included $3.9 million for non-cash asset impairments and $0.2 million for employee separation costs, all of which were paid by May 30, 1999. The non-cash impairments consisted of production equipment and other equipment in West Jordan, Utah, and Sunnyvale, California that became idle as a result of the plan. The assets have been disposed of.

     The Memory Division product line restructuring plan also included the write-off of inventories ($9.9 million) as well as provisions for additional distribution sales allowances required as a result of this action ($5.5 million). These costs have been excluded from the restructuring charge and have been recorded as a reduction against net sales in the case of the distribution sales allowances and as a charge to cost of sales for the inventory write-offs.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     The following table summarizes the previously mentioned restructuring and impairment charges for Calendar 2001 (in millions):

Accrual balance as of December 31, 2000.....................   $   --
  Accrual...................................................     21.4
  Cash payments.............................................     (9.7)
  Non-cash items............................................    (10.4)
                                                               ------
Accrual balance as of December 30, 2001.....................   $  1.3
                                                               ======

     The Company expects to complete payment of restructuring accruals within the next three months.

NOTE 12 -- RELATED PARTY TRANSACTIONS

     The Company provides contract manufacturing services to National Semiconductor, which held an equity interest in the Company. On January 25, 2000, National Semiconductor sold its remaining ownership interest in the Company and, as such, is no longer a related party.

     During Stub Year 1999 and Fiscal 1999 National Semiconductor provided business support services under a transaction services agreement. The amounts for contract manufacturing services for National Semiconductor and business support services provided by National Semiconductor to the Company are as follows:

                                                              STUB
                                                              YEAR   FISCAL
                                                              1999    1999
                                                              ----   ------
                                                              (IN MILLIONS)
Manufacturing services performed by National Semiconductor
  plants....................................................  $1.0   $ 5.6
Headquarters, freight, duty, warehousing and other elements
  of cost of sales..........................................    --     4.4
                                                              ----   -----
                                                              $1.0   $10.0
                                                              ====   =====
Cost of business support services provided by National
  Semiconductor.............................................  $0.1   $10.7
                                                              ====   =====

     As a result of tax consequences associated with their stock ownership in the Company, loans aggregating $5.0 million were made to the management investors for payment of their individual federal and state tax liabilities in June 1998. These loans, along with accrued and unpaid interest were cancelled upon the Company's initial public offering of its stock. As a result of the cancellation of these loans, the Company also paid the management investors amounts sufficient to enable them to discharge all associated individual tax liabilities. A total charge of $8.3 million was recorded in selling, general and administrative expense during Stub Year 1999 as a result of these transactions.

NOTE 13 -- CONTINGENCIES

     The Company's facilities in South Portland, Maine and West Jordan, Utah have ongoing remediation projects to respond to certain releases of hazardous substances that occurred prior to the Recapitalization. Pursuant to the Asset Purchase Agreement, National Semiconductor has agreed to indemnify the Company for the future costs of these projects. The costs incurred to respond to these conditions were not material to the consolidated financial statements for any period presented.

     The Company's former Mountain View, California, facility is located on a contaminated site under the Comprehensive Environmental Response, Compensation and Liability Act. Under the terms of the Acquisition Agreement with Raytheon Company, dated December 31, 1997, Raytheon Company has assumed responsibility for all remediation costs or other liabilities related to historical contamination.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     The Company's facility in Mountaintop, Pennsylvania has an ongoing remediation project to respond to releases of hazardous materials that occurred prior to acquisition of the discrete power products ("DPP") business from Intersil Corporation ("Intersil"). Under the Asset Purchase Agreement, Intersil indemnified us for specific environmental issues covered under the asset purchase agreement between the previous owner, Harris Corporation, and Intersil.

     The Company has recently reached an agreement in principle to settle the patent infringement lawsuit filed by Siliconix Incorporated in the United States District Court for the Northern District of California. The terms of the settlement are not material to our financial position and are not expected to have a material effect on our future results of operations.

     During 2001, the Company agreed to settle the patent infringement lawsuit filed against us and other defendants in 1999 by U.S. Philips Corporation in the United States District Court for the Southern District of New York. The terms of the settlement are not material to our financial position and are not expected to have a material effect on our future results of operations.

     In addition, in the normal course of business, the Company is subject to proceedings, lawsuits and other claims, including proceedings under laws and regulations related to environmental and other matters. All such matters are subject to uncertainties and outcomes that are not predictable with assurance. Consequently, the Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these additional matters at December 30, 2001. It is management's opinion that after final disposition, any monetary liability or financial impact to the Company would not be material to the Company's financial position, annual results of operations or cash flows.

NOTE 14 -- FINANCIAL INSTRUMENTS

FAIR VALUE AND NOTIONAL PRINCIPAL OF DERIVATIVE FINANCIAL INSTRUMENTS

     The table below shows the fair value and notional principal of the Company's derivative financial instruments as of December 30, 2001 and December 31, 2000. The notional principal amounts for these instruments provide one measure of the transaction volume outstanding as of year end and do not represent the amount of the Company's exposure to credit or market loss. The estimates of fair value are based on applicable and commonly used pricing models using prevailing financial market information as of December 30, 2001 and December 31, 2000. Although the following table reflects the notional principal and fair value of amounts of derivative financial instruments, it does not reflect the gains or losses associated with the exposures and transactions that these financial instruments are intended to hedge. The amounts ultimately realized upon settlement of these financial instruments, together with the gains and losses on the underlying exposures will depend on actual market conditions during the remaining life of the instruments.

                                      DECEMBER 30, 2001                   DECEMBER 31, 2000
                              ---------------------------------   ---------------------------------
                              NOTIONAL    CARRYING   ESTIMATED    NOTIONAL    CARRYING   ESTIMATED
                              PRINCIPAL    AMOUNT    FAIR VALUE   PRINCIPAL    AMOUNT    FAIR VALUE
                              ---------   --------   ----------   ---------   --------   ----------
                                                         (IN MILLIONS)
Foreign currency exchange
  contracts.................    $78.0       $1.6        $1.6        $29.0        $--        $0.5

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

FAIR VALUE OF FINANCIAL INSTRUMENTS

     A summary table of estimated fair values of other financial instruments is as follows:

                                                  DECEMBER 30, 2001       DECEMBER 31, 2000
                                                ---------------------   ---------------------
                                                CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                 AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                --------   ----------   --------   ----------
                                                               (IN MILLIONS)
Long-Term Debt:
  Senior subordinated notes...................   $935.0      $964.8      $585.0      $545.6
  Convertible Senior Subordinated Notes.......    200.0       235.4          --          --
  Term loans..................................      3.6         3.6          --          --
  Revolving Credit Facility borrowings........       --          --       120.2       120.2

NOTE 15 -- OPERATING SEGMENT AND GEOGRAPHIC INFORMATION

     Fairchild designs, develops, manufactures and markets high performance multi-market semiconductors. The Company is currently organized into three reportable segments: Analog and Mixed Signal Products Group ("Analog"), Discrete Products Group ("Discrete") and Interface and Logic Products Group ("Interface and Logic").

     The Company has determined that its Configurable Products business unit and its Optoelectronics Group do not meet the threshold for a separate reportable segment under SFAS No. 131, and accordingly these segments' results are included as part of the "Other" category for all periods presented. Management evaluates the contract manufacturing business differently than its other operating segments due in large part to the fact that it is predominantly driven by contractual agreements for limited time periods entered into with National Semiconductor and Samsung Electronics.

     In addition to the operating segments mentioned above, the Company also operates global operations, sales and marketing, information systems, finance and administration groups that are led by vice presidents who report to the Chief Executive Officer. The expenses of these groups are allocated to the operating segments and are included in the operating results reported below. The Company does not allocate income taxes to its operating segments, and while interest expense allocations are made for informational purposes, the operating segments are principally evaluated on operating profit before interest and taxes.

     The Company does not specifically identify and allocate all assets by operating segment. It is the Company's policy to fully allocate depreciation and amortization to its operating segments. Operating segments do not sell products to each other, and accordingly, there are no inter-segment revenues to be reported. The accounting policies for segment reporting are the same as for the Company as a whole.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     Statement of operations information on reportable segments for Calendar 2001, Calendar 2000, Stub Year 1999, and Fiscal 1999 is as follows:

                                                                         STUB
                                                  CALENDAR   CALENDAR    YEAR    FISCAL
                                                    2001       2000      1999     1999
                                                  --------   --------   ------   ------
                                                              (IN MILLIONS)
REVENUE AND OPERATING INCOME (LOSS):
Analog and Mixed Signal Products Group
  Trade revenue.................................  $  302.9   $  380.6   $177.8   $ 99.8
  Operating income (loss).......................       0.5       40.6     19.5     (4.3)
                                                  --------   --------   ------   ------
Discrete Products Group
  Trade revenue.................................  $  664.6   $  749.0   $316.9   $222.8
  Operating income..............................      28.5      129.7     24.6     16.8
                                                  --------   --------   ------   ------
Interface and Logic Products Group
  Trade revenue.................................  $  266.3   $  424.2   $184.0   $267.6
  Operating income..............................      26.6      106.5     20.9     18.8
                                                  --------   --------   ------   ------
Other
  Trade revenue(1)..............................  $  105.1   $  127.8   $ 35.3   $ 63.9
  Contract manufacturing revenue................      68.8      101.6     72.2     81.0
  Operating income (loss)(2)....................     (27.1)      51.1     17.5    (78.7)
                                                  --------   --------   ------   ------
Total Consolidated
  Trade revenue.................................  $1,338.9   $1,681.6   $714.0   $654.1
  Contract manufacturing revenue................      68.8      101.6     72.2     81.0
  Operating income (loss).......................      28.5      327.9     82.5    (47.4)

---------------

(1) Includes $5.5 million reduction to trade sales due to the memory restructuring action in Fiscal 1999.

(2) Other includes in Calendar 2001, $13.8 million of in-process research and development costs associated with the Company's acquisitions of DPP and Impala Linear Corporation, and $21.4 million for restructuring; in Calendar 2000, a $3.5 million gain resulting from additional funds received in connection with the sale of the Company's former Mountain View, California facility, a $2.1 million gain for the adjustment of restructuring reserves upon final execution of several prior year actions and $9.0 million of in-process research and development costs associated with the Company's QT Optoelectronics, KOTA and Micro Linear acquisitions; in Stub Year 1999, an $8.3 million charge for the forgiveness of certain loans made to the Company's management investors for payment of individual income tax liabilities resulting from their ownership of Fairchild International's common stock; in Fiscal 1999, charges of $34.0 million for purchased in-process research and development, $21.3 million for restructuring, $15.4 million for additional charges taken for asset impairments in connection with the Memory restructuring and $1.1 million of other charges not allocated to the operating segments.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     Depreciation and amortization by reportable operating segment were as follows:

                                                                          STUB
                                                    CALENDAR   CALENDAR   YEAR    FISCAL
                                                      2001       2000     1999     1999
                                                    --------   --------   -----   ------
                                                               (IN MILLIONS)
Analog and Mixed Signal Products Group............   $ 34.1     $ 30.8    $16.0   $ 12.0
Discrete Products Group...........................     84.8       58.1     32.5     28.6
Interface and Logic Products Group................     40.6       51.7     31.3     53.2
Other.............................................     19.6       10.5      2.5     10.0
                                                     ------     ------    -----   ------
Total.............................................   $179.1     $151.1    $82.3   $103.8
                                                     ======     ======    =====   ======

     Geographic revenue information is based on the locations of the selling entities within the indicated geographic areas. No individual foreign country except Korea is material to total revenues.

     Revenues by geographic region were as follows:

                                                                         STUB
                                                  CALENDAR   CALENDAR    YEAR    FISCAL
                                                    2001       2000      1999     1999
                                                  --------   --------   ------   ------
                                                              (IN MILLIONS)
TOTAL REVENUES:
North America...................................  $  324.8   $  470.3   $201.2   $299.5
Korea...........................................     264.8      321.0    172.3     68.8
Asia/Pacific....................................     637.3      764.9    325.6    255.5
Europe..........................................     180.8      227.0     87.1    111.3
                                                  --------   --------   ------   ------
Total...........................................  $1,407.7   $1,783.2   $786.2   $735.1
                                                  ========   ========   ======   ======

     In Calendar 2001, Calendar 2000, Stub Year 1999, and Fiscal 1999, National Semiconductor accounted for 3.9%, 4.3%, 6.9% and 11.0%, respectively, of the Company's total revenues. In Calendar 2001, Calendar 2000 and in Stub Year 1999, sales to Samsung Electronics accounted for 10.1%, 8.9% and 7.0%, respectively, of the Company's total revenues.

     Geographic property, plant and equipment balances as of December 30, 2001 and December 31, 2000 are based on the physical locations within the indicated geographic areas and are as follows:

                                                              DECEMBER 30,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
                                                                     (IN MILLIONS)
PROPERTY, PLANT & EQUIPMENT, NET:
United States...............................................     $325.0         $255.1
Korea.......................................................      188.8          186.6
Philippines.................................................       57.2           58.0
Malaysia....................................................       71.3           84.7
All Others..................................................       17.3           12.2
                                                                 ------         ------
  Total.....................................................     $659.6         $596.6
                                                                 ======         ======

NOTE 16 -- ACQUISITIONS

     On March 16, 2001, the Company completed its acquisition of DPP for a purchase price of approximately $344.2 million in cash, including related acquisition expenses, subject to post-closing adjustments. DPP was a

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES leading provider of silicon-based discrete power devices for the computer, communications, industrial, automotive, and space and defense end-user markets. The transaction was accounted for as a purchase and DPP's results of operations since the date of acquisition have been included in the accompanying statement of operations. The purchase price has been allocated based on estimated fair values at the date of acquisition. In connection with the DPP acquisition, the Company recorded a non-recurring charge of $12.8 million for in-process research and development. This preliminary allocation has resulted in acquired goodwill of approximately $166.1 million, with the remainder of the purchase price in excess of the fair value of net tangible assets allocated to various other intangible assets.

     On September 5, 2001, the Company completed its acquisition of Impala Linear Corporation (Impala) for approximately $4.6 million, subject to post-closing adjustments, paid in the Company's common stock. Impala designs analog power management semiconductors for a wide range of portable devices including laptops, MP3 players, cell phones, portable test equipment and PDA's. The transaction was accounted for as a purchase and the acquired business's results of operations since the date of acquisition have been included in the accompanying statement of operations. The purchase price has been allocated based on estimated fair values at the date of acquisition. In connection with the Impala acquisition, the Company recorded a non-recurring charge of $1.0 million for in-process research and development. This preliminary allocation has resulted in acquired goodwill of approximately $5.1 million. In accordance with FAS No. 141, goodwill has been estimated to have an indefinite life.

     On September 8, 2000, the Company completed its acquisition of the power management business of Micro Linear Corporation for a purchase price of approximately $11.0 million in cash. Micro Linear's power management business consists of analog products including offline power switches, low power battery management, video filters and bus terminators. The transaction was accounted for as a purchase and Micro Linear's results of operations since the date of acquisition have been included in the accompanying statements of operations. In connection with the Micro Linear acquisition, the Company recorded a non-recurring charge of $3.3 million for in-process research and development. The purchase price in excess of the fair value of net tangible and identifiable intangible assets was recorded as goodwill in the amount of $3.2 million.

     On September 8, 2000, the Company also completed its acquisition of KOTA Microcircuits, Inc. ("KOTA") for approximately $12.1 million, paid in the Company's common stock. For the KOTA acquisition, the Company issued 247,192 shares of common stock with 59,034 held in escrow. KOTA designs manufactures and markets high-performance operational amplifiers and other standard linear products. The transaction was accounted for as a purchase and KOTA's results of operations since the date of acquisition have been included in the accompanying statements of operations. In connection with the KOTA acquisition, the Company recorded a non-recurring charge of $2.5 million for in-process research and development. The purchase price in excess of the fair value of net tangible and identifiable intangible assets was recorded as goodwill in the amount of $8.1 million.

     On May 28, 2000, the Company completed its acquisition of QT Optoelectronics, Inc. ("QTO") for approximately $92.0 million, 86.6 percent paid in the Company's common stock (1,918,002 shares) with the remainder paid in cash. In addition, in conjunction with the acquisition, the Company assumed and immediately repaid $14.0 million of QTO's long-term debt. QTO designs, manufactures and markets LED lamps and displays, infrared components, custom optoelectronics and optocouplers and is the world's largest independent company solely focused on optoelectronics. The transaction was accounted for as a purchase and QTO's results of operations since the date of acquisition have been included in the accompanying statements of operations. In connection with the QTO acquisition, the Company recorded a non-recurring charge of $3.2 million for in-process research and development. The remaining purchase price in excess of the fair value of net tangible assets was recorded as goodwill in the amount of $60.3 million and to various other intangible assets.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

     In April 1999, the Company completed the acquisition of the power device business of Samsung Electronics for a purchase price of approximately $414.9 million, including related acquisition expenses. The power device business designs, manufactures and markets power discrete semiconductors and standard analog integrated circuits serving the personal computer, industrial, telecommunications and consumer electronics markets. The purchase includes all of the worldwide operations and assets of the power device business, which are comprised in part of a high volume wafer fabrication plant along with design and development operations in Bucheon, South Korea, secured services for high volume assembly and test operations and worldwide sales and marketing operations. The purchase price was financed through a combination of borrowings under the Company's Senior Credit Facilities, the 10 3/8% Notes and other borrowings (See
Note 4).

     The power device business acquisition was accounted for by the purchase method of accounting and accordingly, the results of operations of the power device business are included in the accompanying consolidated financial statements since the acquisition date. Assets acquired and liabilities assumed were recorded at their estimated fair values as of the acquisition date. The purchase price exceeded the fair value of the net tangible assets acquired by approximately $289.5 million. Approximately $34.0 million of the purchase price in excess of fair value of net tangible assets was allocated to purchased in-process research and development. Accordingly, the Company recorded a non-recurring charge for this purchased in-process research and development concurrent with the acquisition in Fiscal 1999. The remaining purchase price in excess of fair value of net tangible assets was allocated to various identifiable intangible assets.

     All acquisitions completed for Calendar 2001 and Calendar 2000 are immaterial and, therefore, no pro forma results of operations are presented.

     The following unaudited pro forma consolidated results of operations are presented as if the power device business acquisition was made at the beginning of the period presented below (in millions, except per share amounts):

                                                               FISCAL
                                                                1999
                                                              --------
Revenues....................................................  $1,111.9
Net income (loss)...........................................    (155.9)
Net income (loss) applicable to common stockholders.........    (165.7)
Net earnings (loss) per share:
  Basic.....................................................  $  (2.63)
  Diluted...................................................  $  (2.63)

     The pro forma results of operations include adjustments to give effect to the contracts the Company entered into with Samsung Electronics, additional depreciation and amortization related to the increased value of acquired fixed assets and identifiable intangibles, interest expense on debt assumed issued to finance the purchases, as well as adjustments to eliminate historical expenses which will not be incurred by the Company. The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions been made at the beginning of the periods presented or the future results of the combined operations.

NOTE 17 -- DERIVATIVES

     Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities, and SFAS No. 138 Accounting for Certain Derivatives and Hedging Activities -- An Amendment of FASB Statement No. 133, which modified certain provisions of SFAS No. 133. All derivatives, whether designated as hedging

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES relationships or not, are required to be recorded on the balance sheet at fair value. The Company utilizes fair value hedges, as defined by SFAS No. 133 and SFAS No. 138, to hedge certain foreign currency balance sheet exposures and cash flow hedges to hedge certain foreign currency forecasted revenue streams. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in fair value of the derivative are recorded in other comprehensive income (OCI) and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings

     The Company monitors its foreign currency exposures to maximize the overall effectiveness of its foreign currency hedge positions. Principal currencies hedged include the Euro and the Japanese yen. The Company's objectives for holding derivatives are to minimize the risks using the most effective methods to reduce the impact of these exposures.

     Changes in the fair value of derivative instruments related to time value are included in the assessment of hedge effectiveness. Hedge ineffectiveness, determined in accordance with SFAS No. 133 and SFAS No. 138, had no impact on earnings for Calendar 2001. No cash flow hedges were derecognized or discontinued for Calendar 2001.

     The adoption of SFAS No. 133 and SFAS No. 138 on January 1, 2001, resulted in no cumulative adjustment to income or OCI as no cash flow derivative instruments were outstanding at December 31, 2000.

NOTE 18 -- CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Fairchild International and certain of Fairchild Semiconductor Corporation's subsidiaries are guarantors under the Senior Subordinated Notes. Accordingly, presented below are condensed consolidating balance sheets of Fairchild International as of December 30, 2001 and December 31, 2000 and related condensed consolidating statements of operations and cash flows for Calendar 2001, Calendar 2000, Stub Year 1999 and Fiscal 1999.

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                                 DECEMBER 30, 2001
                                 ---------------------------------------------------------------------------------
                                   UNCONSOLIDATED      UNCONSOLIDATED
                                      FAIRCHILD          FAIRCHILD                         NON-
                                    SEMICONDUCTOR      SEMICONDUCTOR     GUARANTOR      GUARANTOR
                                 INTERNATIONAL, INC.    CORPORATION     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS
                                 -------------------   --------------   ------------   ------------   ------------
                                                                   (IN MILLIONS)
            ASSETS
Current assets:
  Cash and cash equivalents....        $   --             $  476.3         $   --         $ 28.1       $      --
  Accounts receivable, net.....            --                 31.8            1.4          100.4              --
  Inventories..................            --                113.9           21.0           74.2              --
  Deferred income taxes........            --                 15.2            0.8            0.4              --
  Other current assets.........            --                  3.9            0.1            7.3              --
                                       ------             --------         ------         ------       ---------
    Total current assets.......            --                641.1           23.3          210.4              --
Property, plant and equipment,
  net..........................            --                257.6           67.5          334.5              --
Deferred income taxes..........           5.9                 54.0           12.9          (11.3)             --
Intangible assets, net.........            --                 14.0          300.8          165.0              --
Investment in subsidiary.......         801.1                894.9          154.0            2.0        (1,852.0)
Other assets...................            --                 55.8            3.1           14.6              --
                                       ------             --------         ------         ------       ---------
    Total assets...............        $807.0             $1,917.4         $561.6         $715.2       $(1,852.0)
                                       ======             ========         ======         ======       =========
 LIABILITIES AND STOCKHOLDERS'
            EQUITY
Current liabilities:
  Current portion of long-term
    debt.......................        $   --             $    0.4         $   --         $   --       $      --
  Accounts payable.............            --                 48.1            7.5           51.1              --
  Accrued expenses and other
    current liabilities........            --                 59.3            3.2           29.7              --
                                       ------             --------         ------         ------       ---------
    Total current
      liabilities..............            --                107.8           10.7           80.8              --
Long-term debt, less current
  portion......................            --              1,138.2             --             --              --
Net intercompany (receivable)
  payable......................            --               (136.1)         (22.1)         158.2              --
Other liabilities..............            --                  6.4            2.0           (4.7)             --
                                       ------             --------         ------         ------       ---------
    Total liabilities..........            --              1,116.3           (9.4)         234.3              --
                                       ------             --------         ------         ------       ---------
Commitments and contingencies
Stockholders' equity:
  Class A common stock.........           1.0                   --             --             --              --
  Class B common stock.........            --                   --             --             --              --
  Additional paid-in capital...         809.7                   --             --             --              --
  Retained earnings
    (deficit)..................           0.1                800.1          571.0          480.9        (1,852.0)
  Accumulated other
    comprehensive income.......            --                  1.0             --             --              --
  Less treasury stock (at
    cost)......................          (3.8)                  --             --             --              --
                                       ------             --------         ------         ------       ---------
    Total stockholders'
      equity...................         807.0                801.1          571.0          480.9        (1,852.0)
                                       ------             --------         ------         ------       ---------
    Total liabilities and
      stockholders' equity.....        $807.0             $1,917.4         $561.6         $715.2       $(1,852.0)
                                       ======             ========         ======         ======       =========

                                  DECEMBER 30, 2001
                                 -------------------
                                    CONSOLIDATED
                                      FAIRCHILD
                                    SEMICONDUCTOR
                                 INTERNATIONAL, INC.
                                 -------------------
                                    (IN MILLIONS)
            ASSETS
Current assets:
  Cash and cash equivalents....       $  504.4
  Accounts receivable, net.....          133.6
  Inventories..................          209.1
  Deferred income taxes........           16.4
  Other current assets.........           11.3
                                      --------
    Total current assets.......          874.8
Property, plant and equipment,
  net..........................          659.6
Deferred income taxes..........           61.5
Intangible assets, net.........          479.8
Investment in subsidiary.......             --
Other assets...................           73.5
                                      --------
    Total assets...............       $2,149.2
                                      ========
 LIABILITIES AND STOCKHOLDERS'
            EQUITY
Current liabilities:
  Current portion of long-term
    debt.......................       $    0.4
  Accounts payable.............          106.7
  Accrued expenses and other
    current liabilities........           92.2
                                      --------
    Total current
      liabilities..............          199.3
Long-term debt, less current
  portion......................        1,138.2
Net intercompany (receivable)
  payable......................             --
Other liabilities..............            3.7
                                      --------
    Total liabilities..........        1,341.2
                                      --------
Commitments and contingencies
Stockholders' equity:
  Class A common stock.........            1.0
  Class B common stock.........             --
  Additional paid-in capital...          809.7
  Retained earnings
    (deficit)..................            0.1
  Accumulated other
    comprehensive income.......            1.0
  Less treasury stock (at
    cost)......................           (3.8)
                                      --------
    Total stockholders'
      equity...................          808.0
                                      --------
    Total liabilities and
      stockholders' equity.....       $2,149.2
                                      ========

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                            TWELVE MONTHS ENDED DECEMBER 30, 2001
                           -------------------------------------------------------------------------------------------------------
                             UNCONSOLIDATED      UNCONSOLIDATED                                                   CONSOLIDATED
                                FAIRCHILD          FAIRCHILD                         NON-                           FAIRCHILD
                              SEMICONDUCTOR      SEMICONDUCTOR     GUARANTOR      GUARANTOR                       SEMICONDUCTOR
                           INTERNATIONAL, INC.    CORPORATION     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   INTERNATIONAL, INC.
                           -------------------   --------------   ------------   ------------   ------------   -------------------
                                                                        (IN MILLIONS)
Revenue:
  Net sales -- trade.....        $   --             $  244.9         $ 56.9        $1,037.1      $      --          $1,338.9
  Net sales --
    intercompany.........            --                883.3           92.2           289.9       (1,265.4)               --
  Contract
    manufacturing........            --                 58.0             --            10.8             --              68.8
                                 ------             --------         ------        --------      ---------          --------
    Total revenue........            --              1,186.2          149.1         1,337.8       (1,265.4)          1,407.7
Operating expenses:
  Cost of sales..........            --                125.2           45.2           835.6             --           1,006.0
  Cost of sales --
    intercompany.........            --                915.2           88.4           261.8       (1,265.4)               --
  Cost of contract
    manufacturing........            --                 41.5             --             6.1             --              47.6
  Research and
    development..........            --                 40.8           21.2            21.0             --              83.0
  Selling, general and
    administrative.......            --                 89.3           17.1            47.9             --             154.3
  Amortization of
    acquisition-related
    intangibles..........            --                  0.4           23.1            29.6             --              53.1
  Purchased in-process
    research and
    development..........            --                  1.0           12.8              --             --              13.8
  Restructuring and
    impairments..........            --                 14.1            3.1             4.2             --              21.4
                                 ------             --------         ------        --------      ---------          --------
    Total operating
      expenses...........            --              1,227.5          210.9         1,206.2       (1,265.4)          1,379.2
                                 ------             --------         ------        --------      ---------          --------
Operating income
  (loss).................            --                (41.3)         (61.8)          131.6             --              28.5
Interest expense.........            --                103.6            0.1             0.2             --             103.9
Interest income..........            --                (14.5)          (0.4)           (0.4)            --             (15.3)
Other expense, net.......            --                  4.0             --              --             --               4.0
Equity in subsidiary
  (income) loss..........          41.7                (69.0)         (12.5)             --           39.8                --
                                 ------             --------         ------        --------      ---------          --------
Income (loss) before
  income taxes...........         (41.7)               (65.4)         (49.0)          131.8          (39.8)            (64.1)
Provision (benefit) for
  income taxes...........            --                (23.7)          (0.7)            2.0             --             (22.4)
                                 ------             --------         ------        --------      ---------          --------
Net income (loss)........        $(41.7)            $  (41.7)        $(48.3)       $  129.8      $   (39.8)         $  (41.7)
                                 ======             ========         ======        ========      =========          ========

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                             TWELVE MONTHS ENDED DECEMBER 30, 2001
                                    ----------------------------------------------------------------------------------------
                                      UNCONSOLIDATED      UNCONSOLIDATED                                    CONSOLIDATED
                                         FAIRCHILD          FAIRCHILD                         NON-            FAIRCHILD
                                       SEMICONDUCTOR      SEMICONDUCTOR     GUARANTOR      GUARANTOR        SEMICONDUCTOR
                                    INTERNATIONAL, INC.    CORPORATION     SUBSIDIARIES   SUBSIDIARIES   INTERNATIONAL, INC.
                                    -------------------   --------------   ------------   ------------   -------------------
                                                                         (IN MILLIONS)
Cash flows from operating
  activities......................         $  --             $ 102.1          $ 0.8          $ 52.9            $ 155.8
                                           -----             -------          -----          ------            -------
Investing activities:
  Capital expenditures............            --               (69.5)          (0.7)          (47.6)            (117.8)
  Proceeds from sale of property,
     plant and equipment..........            --                 4.1             --              --                4.1
  Purchase of molds and tooling...            --                  --           (0.1)           (4.5)              (4.6)
  Purchase of long-term
     investments..................            --                (3.5)            --              --               (3.5)
  Acquisitions, net of cash
     acquired.....................            --              (344.5)            --              --             (344.5)
  Investment (in) from
     affiliate....................          (1.5)                1.5             --              --                 --
                                           -----             -------          -----          ------            -------
     Cash (used in) investing
       activities.................          (1.5)             (411.9)          (0.8)          (52.1)            (466.3)
                                           -----             -------          -----          ------            -------
Financing activities:
  Repayment of long-term debt.....            --              (120.5)            --              --             (120.5)
  Issuance of long-term debt......            --               550.0             --              --              550.0
  Proceeds from issuance of common
     stock and from issuance of
     stock options, net...........           7.3                  --             --              --                7.2
  Purchase of treasury stock......          (5.8)                 --             --              --               (5.8)
  Debt issuance costs.............            --               (17.9)            --              --              (17.9)
                                           -----             -------          -----          ------            -------
     Cash provided by financing
       activities.................           1.5               411.6             --              --              413.1
                                           -----             -------          -----          ------            -------
Net change in cash and cash
  equivalents.....................            --               101.8             --             0.8              102.6
Cash and cash equivalents at
  beginning of period.............            --               374.5             --            27.3              401.8
                                           -----             -------          -----          ------            -------
Cash and cash equivalents at end
  of period.......................         $  --             $ 476.3          $  --          $ 28.1            $ 504.4
                                           =====             =======          =====          ======            =======
Supplemental Cash Flow
  Information:
  Cash paid (received) during the
     period for:
     Income taxes.................         $  --             $  (0.3)         $  --          $ 16.8            $  16.5
                                           =====             =======          =====          ======            =======
     Interest.....................         $  --             $  82.3          $  --          $   --            $  82.3
                                           =====             =======          =====          ======            =======

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                  DECEMBER 31, 2000
                                  ---------------------------------------------------------------------------------
                                    UNCONSOLIDATED      UNCONSOLIDATED
                                       FAIRCHILD          FAIRCHILD                         NON-
                                     SEMICONDUCTOR      SEMICONDUCTOR     GUARANTOR      GUARANTOR
                                  INTERNATIONAL, INC.    CORPORATION     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS
                                  -------------------   --------------   ------------   ------------   ------------
                                                                    (IN MILLIONS)
             ASSETS
Current assets:
  Cash and cash equivalents.....        $   --             $  374.5         $   --         $ 27.3       $      --
  Accounts receivable, net......            --                 53.7            5.1          166.2              --
  Inventories...................            --                102.4            9.7           80.7              --
  Deferred income taxes.........            --                 46.5            0.8             --              --
  Other current assets..........            --                  1.6            3.9            4.0              --
                                        ------             --------         ------         ------       ---------
    Total current assets........            --                578.7           19.5          278.2              --
Property, plant and equipment,
  net...........................            --                252.4            2.8          341.4              --
Deferred income taxes...........           5.9                  3.9            9.6          (12.6)             --
Intangible assets, net..........            --                 11.6          102.4          184.1              --
Investment in subsidiary........         831.8                601.6          146.5             --        (1,579.9)
Other assets....................            --                 32.2            7.1           20.3              --
                                        ------             --------         ------         ------       ---------
    Total assets................        $837.7             $1,480.4         $287.9         $811.4       $(1,579.9)
                                        ======             ========         ======         ======       =========
 LIABILITIES AND STOCKHOLDERS'
              EQUITY
Current liabilities:
  Accounts payable..............        $   --             $   86.2         $  0.7         $ 68.4       $      --
  Accrued expenses and other
    current liabilities.........            --                 77.1            5.9           53.9              --
                                        ------             --------         ------         ------       ---------
    Total current liabilities...            --                163.3            6.6          122.3              --
Long-term debt..................            --                705.2             --             --              --
Net intercompany (receivable)
  payable.......................            --               (213.0)         (31.1)         244.1              --
Other liabilities...............            --                 (6.9)           0.3            9.0              --
                                        ------             --------         ------         ------       ---------
    Total liabilities...........            --                648.6          (24.2)         375.4              --
                                        ------             --------         ------         ------       ---------
Commitments and contingencies
Stockholders' equity:
  Class A common stock..........           0.8                   --             --             --              --
  Class B common stock..........           0.2                   --             --             --              --
  Additional paid-in capital....         801.1                   --             --             --              --
  Retained earnings.............          41.8                831.8          312.1          436.0        (1,579.9)
  Less treasury stock (at
    cost).......................          (6.2)                  --             --             --              --
                                        ------             --------         ------         ------       ---------
    Total stockholders'
      equity....................         837.7                831.8          312.1          436.0        (1,579.9)
                                        ------             --------         ------         ------       ---------
    Total liabilities and
      stockholders' equity......        $837.7             $1,480.4         $287.9         $811.4       $(1,579.9)
                                        ======             ========         ======         ======       =========

                                   DECEMBER 31, 2000
                                  -------------------
                                     CONSOLIDATED
                                       FAIRCHILD
                                     SEMICONDUCTOR
                                  INTERNATIONAL, INC.
                                  -------------------
                                     (IN MILLIONS)
             ASSETS
Current assets:
  Cash and cash equivalents.....       $  401.8
  Accounts receivable, net......          225.0
  Inventories...................          192.8
  Deferred income taxes.........           47.3
  Other current assets..........            9.5
                                       --------
    Total current assets........          876.4
Property, plant and equipment,
  net...........................          596.6
Deferred income taxes...........            6.8
Intangible assets, net..........          298.1
Investment in subsidiary........             --
Other assets....................           59.6
                                       --------
    Total assets................       $1,837.5
                                       ========
 LIABILITIES AND STOCKHOLDERS'
              EQUITY
Current liabilities:
  Accounts payable..............       $  155.3
  Accrued expenses and other
    current liabilities.........          136.9
                                       --------
    Total current liabilities...          292.2
Long-term debt..................          705.2
Net intercompany (receivable)
  payable.......................             --
Other liabilities...............            2.4
                                       --------
    Total liabilities...........          999.8
                                       --------
Commitments and contingencies
Stockholders' equity:
  Class A common stock..........            0.8
  Class B common stock..........            0.2
  Additional paid-in capital....          801.1
  Retained earnings.............           41.8
  Less treasury stock (at
    cost).......................           (6.2)
                                       --------
    Total stockholders'
      equity....................          837.7
                                       --------
    Total liabilities and
      stockholders' equity......       $1,837.5
                                       ========

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31, 2000
                            --------------------------------------------------------------------------------------------------------
                              UNCONSOLIDATED      UNCONSOLIDATED                                                    CONSOLIDATED
                                 FAIRCHILD          FAIRCHILD                                                         FAIRCHILD
                               SEMICONDUCTOR      SEMICONDUCTOR     GUARANTOR     NON-GUARANTOR                     SEMICONDUCTOR
                            INTERNATIONAL, INC.    CORPORATION     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   INTERNATIONAL, INC.
                            -------------------   --------------   ------------   -------------   ------------   -------------------
                                                                         (IN MILLIONS)
Revenue:
  Net sales -- trade......        $    --            $  390.1         $42.3         $1,249.2       $      --          $1,681.6
  Net
   sales -- intercompany..             --             1,063.3          19.2             97.8        (1,180.3)               --
  Contract
    manufacturing.........             --                76.5            --             25.1              --             101.6
                                  -------            --------         -----         --------       ---------          --------
    Total revenue.........             --             1,529.9          61.5          1,372.1        (1,180.3)          1,783.2
Operating expenses:
  Cost of sales...........             --               121.2          31.0            926.5              --           1,078.7
  Cost of sales --
    intercompany..........             --             1,085.0          18.3             77.0        (1,180.3)               --
  Cost of contract
    manufacturing.........             --                54.5            --             10.8              --              65.3
  Research and
    development...........             --                48.9          14.0             21.0              --              83.9
  Selling, general and
    administrative........             --                28.9           9.6            147.9              --             186.4
  Amortization of
    acquisition-related
    intangibles...........             --                 0.2           7.1             30.3              --              37.6
  Purchased in-process
    research and
    development...........             --                 5.8            --              3.2              --               9.0
  Restructuring and
    impairments...........             --                (2.3)         (3.3)              --              --              (5.6)
                                  -------            --------         -----         --------       ---------          --------
    Total operating
      expenses............             --             1,342.2          76.7          1,216.7        (1,180.3)          1,455.3
                                  -------            --------         -----         --------       ---------          --------
Operating income (loss)...             --               187.7         (15.2)           155.4              --             327.9
Interest expense, net.....             --                59.1          (0.2)            (0.9)             --              58.0
Other income, net.........             --                (0.8)           --               --              --              (0.8)
Equity in subsidiary
  income..................         (267.2)             (133.1)        (98.0)              --           498.3                --
                                  -------            --------         -----         --------       ---------          --------
Income before income
  taxes...................          267.2               262.5          83.0            156.3          (498.3)            270.7
Provision (benefit) for
  income taxes............           (5.9)               (4.7)         (8.2)            16.4              --              (2.4)
                                  -------            --------         -----         --------       ---------          --------
Net income................        $ 273.1            $  267.2         $91.2         $  139.9       $  (498.3)         $  273.1
                                  =======            ========         =====         ========       =========          ========

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31, 2000
                                  -----------------------------------------------------------------------------------------
                                    UNCONSOLIDATED      UNCONSOLIDATED                                     CONSOLIDATED
                                       FAIRCHILD          FAIRCHILD                                          FAIRCHILD
                                     SEMICONDUCTOR      SEMICONDUCTOR     GUARANTOR     NON-GUARANTOR      SEMICONDUCTOR
                                  INTERNATIONAL, INC.    CORPORATION     SUBSIDIARIES   SUBSIDIARIES    INTERNATIONAL, INC.
                                  -------------------   --------------   ------------   -------------   -------------------
                                                                        (IN MILLIONS)
Cash flows provided by (used in)
  operating activities:.........        $    --            $ 271.2          $(70.3)        $ 180.2            $ 381.1
                                        -------            -------          ------         -------            -------
Cash flows from investing
  activities:
  Capital expenditures..........             --             (134.0)           (0.2)         (167.7)            (301.9)
  Proceeds from sale of
    property, plant and
    equipment...................             --                 --             3.5              --                3.5
  Purchase of molds and
    tooling.....................             --                 --              --            (6.6)              (6.6)
  Purchase of long term
    investments.................             --               (7.2)             --              --               (7.2)
  Acquisitions, net of cash
    acquired....................             --              (10.7)          (23.8)             --              (34.5)
  Investment (in) from
    affiliate...................         (244.2)             153.4            90.8              --                 --
                                        -------            -------          ------         -------            -------
    Cash provided by (used in)
      investing activities......         (244.2)               1.5            70.3          (174.3)            (346.7)
                                        -------            -------          ------         -------            -------
Cash flows from financing
  activities:
  Repayment of long-term debt...             --             (133.6)             --              --             (133.6)
  Issuance of long-term debt....             --              120.2              --              --              120.2
  Proceeds from issuance of
    common stock, net...........          248.7                                 --              --              248.7
  Purchase of treasury stock....           (4.5)                --              --              --               (4.5)
  Debt issuance costs...........             --               (2.1)             --              --               (2.1)
                                        -------            -------          ------         -------            -------
    Cash provided by (used in)
      financing activities......          244.2              (15.5)             --              --              228.7
                                        -------            -------          ------         -------            -------
Net change in cash and cash
  equivalents...................             --              257.2              --             5.9              263.1
Cash and cash equivalents at
  beginning of period...........             --              117.3              --            21.4              138.7
                                        -------            -------          ------         -------            -------
Cash and cash equivalents at end
  of period.....................        $    --            $ 374.5          $   --         $  27.3            $ 401.8
                                        =======            =======          ======         =======            =======
Supplemental Cash Flow
  Information:
  Cash paid during the year for:
    Income taxes................        $    --            $   1.2          $   --         $   4.5            $   5.7
                                        =======            =======          ======         =======            =======
    Interest....................        $    --            $  72.6          $   --         $    --            $  72.6
                                        =======            =======          ======         =======            =======

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                           SEVEN MONTHS ENDED DECEMBER 26, 1999
                           -----------------------------------------------------------------------------------------------------
                             UNCONSOLIDATED      UNCONSOLIDATED                                                 CONSOLIDATED
                                FAIRCHILD          FAIRCHILD                       NON-                           FAIRCHILD
                              SEMICONDUCTOR      SEMICONDUCTOR    GUARANTOR     GUARANTOR                       SEMICONDUCTOR
                           INTERNATIONAL, INC.    CORPORATION     SUBSIDIARY   SUBSIDIARIES   ELIMINATIONS   INTERNATIONAL, INC.
                           -------------------   --------------   ----------   ------------   ------------   -------------------
                                                                       (IN MILLIONS)
Revenue:
  Net sales-trade........        $   --              $116.8         $ 12.4        $584.8        $    --            $714.0
  Net
    sales-intercompany...            --               466.9            7.9          82.7         (557.5)               --
  Contract
     manufacturing.......            --                72.2             --            --             --              72.2
                                 ------              ------         ------        ------        -------            ------
     Total revenue.......            --               655.9           20.3         667.5         (557.5)            786.2
Operating expenses:
  Cost of sales-trade....            --                23.1            8.5         468.3             --             499.9
  Cost of sales-
     intercompany........            --               493.0            7.7          56.8         (557.5)               --
  Cost of contract
     manufacturing.......            --                51.4             --            --             --              51.4
  Research and
     development.........            --                17.5            6.7          10.8             --              35.0
  Selling, general and
     administrative......            --                52.9            3.6          41.4             --              97.9
  Amortization of
     acquisition-related
     intangibles.........            --                  --            1.9          17.6             --              19.5
                                 ------              ------         ------        ------        -------            ------
     Total operating
       expenses..........            --               637.9           28.4         594.9         (557.5)            703.7
                                 ------              ------         ------        ------        -------            ------
Operating income
  (loss).................            --                18.0           (8.1)         72.6             --              82.5
Interest expense, net....           4.4                52.0             --          (0.2)            --              56.2
Equity in subsidiary
  income.................         (25.7)              (57.1)         (55.1)           --          137.9                --
                                 ------              ------         ------        ------        -------            ------
Income before income
  taxes..................          21.3                23.1           47.0          72.8         (137.9)             26.3
Provision (benefit) for
  income taxes...........            --                (2.6)           0.4           7.2             --               5.0
                                 ------              ------         ------        ------        -------            ------
  Net income.............        $ 21.3              $ 25.7         $ 46.6        $ 65.6        $(137.9)           $ 21.3
                                 ======              ======         ======        ======        =======            ======

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                               SEVEN MONTHS ENDED DECEMBER 26, 1999
                                      --------------------------------------------------------------------------------------
                                        UNCONSOLIDATED      UNCONSOLIDATED                                  CONSOLIDATED
                                           FAIRCHILD          FAIRCHILD                       NON-            FAIRCHILD
                                         SEMICONDUCTOR      SEMICONDUCTOR    GUARANTOR     GUARANTOR        SEMICONDUCTOR
                                      INTERNATIONAL, INC.    CORPORATION     SUBSIDIARY   SUBSIDIARIES   INTERNATIONAL, INC.
                                      -------------------   --------------   ----------   ------------   -------------------
                                                                          (IN MILLIONS)
Cash flows provided by (used in)
  operating activities:.............        $    --            $  97.0         $(0.8)        $ 19.5            $ 115.7
                                            -------            -------         -----         ------            -------
Cash flows from investing
  activities:
  Capital expenditures..............             --              (31.4)         (0.4)         (43.0)             (74.8)
  Proceeds from sale of property,
     plant and equipment............             --                 --           0.9             --                0.9
  Purchase of molds and tooling.....             --                 --            --           (1.3)              (1.3)
  Refund of value added tax paid in
     connection with acquisition....             --                 --            --           40.9               40.9
  Investment (in) from affiliate....         (192.2)             182.1            --           10.1                 --
                                            -------            -------         -----         ------            -------
     Cash provided by (used in)
       investing activities.........         (192.2)             150.7           0.5            6.7              (34.3)
                                            -------            -------         -----         ------            -------
Cash flows from financing
  activities:
  Repayment of long-term debt.......         (154.4)            (191.4)           --             --             (345.8)
  Proceeds from issuance of common
     stock and from issuance of
     stock options..................          346.6                 --            --             --              346.6
  Purchase of treasury stock........             --               (5.9)           --             --               (5.9)
  Net intercompany financing........             --               33.8            --          (33.8)                --
                                            -------            -------         -----         ------            -------
     Cash provided by (used in)
       financing activities.........          192.2             (163.5)           --          (33.8)              (5.1)
                                            -------            -------         -----         ------            -------
Net change in cash and cash
  equivalents.......................             --               84.2          (0.3)          (7.6)              76.3
                                            -------            -------         -----         ------            -------
Cash and cash equivalents at
  beginning of period...............             --               33.1           0.3           29.0               62.4
                                            -------            -------         -----         ------            -------
Cash and cash equivalents at end of
  period............................        $    --            $ 117.3         $  --         $ 21.4            $ 138.7
                                            =======            =======         =====         ======            =======
Supplemental Cash Flow Information:
  Cash paid (refunded) during the
     year for:
     Income taxes...................        $    --            $  (0.3)        $  --         $  2.1            $   1.8
                                            =======            =======         =====         ======            =======
     Interest.......................        $    --            $  42.1         $  --         $   --            $  42.1
                                            =======            =======         =====         ======            =======

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED MAY 30, 1999
                          -----------------------------------------------------------------------------------------------------
                            UNCONSOLIDATED      UNCONSOLIDATED                                                 CONSOLIDATED
                               FAIRCHILD          FAIRCHILD                       NON-                           FAIRCHILD
                             SEMICONDUCTOR      SEMICONDUCTOR    GUARANTOR     GUARANTOR                       SEMICONDUCTOR
                          INTERNATIONAL, INC.    CORPORATION     SUBSIDIARY   SUBSIDIARIES   ELIMINATIONS   INTERNATIONAL, INC.
                          -------------------   --------------   ----------   ------------   ------------   -------------------
                                                                      (IN MILLIONS)
Revenue:
  Net sales -- trade....        $    --            $ 177.1         $ 64.2        $412.8        $    --            $ 654.1
  Net sales --
     intercompany.......             --              536.8             --         101.1         (637.9)                --
  Contract mfg --
     National
     Semiconductor......             --               81.0             --            --             --               81.0
                                -------            -------         ------        ------        -------            -------
     Total revenue......             --              794.9           64.2         513.9         (637.9)             735.1
Operating expenses:
  Cost of
     sales -- trade.....             --               57.1           39.7         421.6             --              518.4
  Cost of sales --
     intercompany.......             --              596.9             --          41.0         (637.9)                --
  Cost of contract
     manufacturing -- National
     Semiconductor......             --               64.4             --            --             --               64.4
  Research and
     development........             --               26.1           10.8           2.4             --               39.3
  Selling, general and
     administrative.....             --               62.9           10.4          23.4             --               96.7
  Amortization of
     acquisition-related
     intangibles........             --                 --            3.4           5.0                               8.4
  Purchased in-process
     R&D................             --                 --             --          34.0             --               34.0
  Restructuring and
     impairments........             --                8.6           12.7            --             --               21.3
                                -------            -------         ------        ------        -------            -------
     Total operating
       expenses.........             --              816.0           77.0         527.4         (637.9)             782.5
                                -------            -------         ------        ------        -------            -------
Operating income
  (loss)................             --              (21.1)         (12.8)        (13.5)            --              (47.4)
Interest expense, net...           11.3               54.1            4.4           2.0             --               71.8
Equity in subsidiary
  (income) loss.........          102.7               33.6           22.8            --         (159.1)                --
                                -------            -------         ------        ------        -------            -------
Income (loss) before
  income taxes..........         (114.0)            (108.8)         (40.0)        (15.5)         159.1             (119.2)
Provision (benefit) for
  income taxes..........            0.1               (6.1)          (1.2)          2.1             --               (5.1)
                                -------            -------         ------        ------        -------            -------
Net income (loss).......        $(114.1)           $(102.7)        $(38.8)       $(17.6)       $ 159.1            $(114.1)
                                =======            =======         ======        ======        =======            =======

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED MAY 30, 1999
                                 --------------------------------------------------------------------------------------
                                   UNCONSOLIDATED      UNCONSOLIDATED                                  CONSOLIDATED
                                      FAIRCHILD          FAIRCHILD                       NON-            FAIRCHILD
                                    SEMICONDUCTOR      SEMICONDUCTOR    GUARANTOR     GUARANTOR        SEMICONDUCTOR
                                 INTERNATIONAL, INC.    CORPORATION     SUBSIDIARY   SUBSIDIARIES   INTERNATIONAL, INC.
                                 -------------------   --------------   ----------   ------------   -------------------
                                                                     (IN MILLIONS)
Cash flows provided by (used
  in) operating activities:....        $   --             $ (14.7)        $(29.4)      $  88.2            $  44.1
                                       ------             -------         ------       -------            -------
Cash flows from investing
  activities:
  Capital expenditures.........            --               (26.6)          (0.5)        (19.1)             (46.2)
  Proceeds from sale of
     property, plant and
     equipment.................            --                 1.0           30.2            --               31.2
  Purchase of molds and
     tooling...................            --                  --             --          (3.8)              (3.8)
  Refundable payment of value
     added tax associated with
     acquisitions..............            --                  --             --         (40.9)             (40.9)
  Investment (in) from
     affiliate.................         (50.0)               50.0             --            --                 --
  Net intercompany investing...                            (406.8)            --         406.8                 --
  Acquisitions, net of cash
     acquired..................            --                (8.1)            --        (406.8)            (414.9)
                                       ------             -------         ------       -------            -------
     Cash provided by (used in)
       investing activities....         (50.0)             (390.5)          29.7         (63.8)            (474.6)
                                       ------             -------         ------       -------            -------
Cash flows from financing
  activities:
  Repayment of long-term
     debt......................            --              (151.3)            --            --             (151.3)
  Issuance of long-term debt...          50.0               610.0             --            --              660.0
  Debt issuance costs..........            --               (22.3)            --            --              (22.3)
                                       ------             -------         ------       -------            -------
     Cash provided by financing
       activities..............          50.0               436.4             --            --              486.4
                                       ------             -------         ------       -------            -------
Net change in cash and cash
  equivalents..................            --                31.2            0.3          24.4               55.9
Cash and cash equivalents at
  beginning of period..........            --                 1.9             --           4.6                6.5
                                       ------             -------         ------       -------            -------
Cash and cash equivalents at
  end of period................        $   --             $  33.1         $  0.3       $  29.0            $  62.4
                                       ======             =======         ======       =======            =======
Supplemental Cash Flow
  Information:
  Cash paid (refunded) during
     the year for:
     Income taxes..............        $   --             $  (2.0)        $   --       $   2.0            $    --
                                       ======             =======         ======       =======            =======
     Interest..................        $   --             $  46.6         $   --       $    --            $  46.6
                                       ======             =======         ======       =======            =======

          FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 -- UNAUDITED QUARTERLY FINANCIAL INFORMATION

     The following is a summary of unaudited quarterly financial information for Calendar 2001 and Calendar 2000 (in millions, except per share amounts):

                                                               CALENDAR 2001
                                                     ---------------------------------
                                                     FIRST    SECOND   THIRD    FOURTH
                                                     ------   ------   ------   ------
Total revenue......................................  $385.3   $372.4   $325.4   $324.6
Gross profit.......................................   118.1     92.5     65.1     78.4
Net income (loss)(a)...............................     1.6     (8.0)   (19.1)   (16.2)
Net income (loss) applicable to common
  stockholders(a)..................................     1.6     (8.0)   (19.1)   (16.2)
Basic earnings (loss) per common share.............  $ 0.02   $(0.08)  $(0.19)  $(0.16)
Diluted earnings (loss) per common share...........  $ 0.02   $(0.08)  $(0.19)  $(0.16)

                                                               CALENDAR 2000
                                                     ---------------------------------
                                                     FIRST    SECOND   THIRD    FOURTH
                                                     ------   ------   ------   ------
Total revenue......................................  $401.7   $436.7   $476.0   $468.8
Gross profit(b)(c).................................   137.2    160.6    173.7    167.7
Net income.........................................    50.0     59.7     69.7     93.7
Net income applicable to common
  stockholders(b)(c)...............................    50.0     59.7     69.7     93.7
Basic earnings per common share....................  $ 0.53   $ 0.61   $ 0.70   $ 0.94
Diluted earnings per common share..................  $ 0.51   $ 0.59   $ 0.68   $ 0.92

---------------

Note:  Amounts may not add due to rounding

(a) Includes a total of $13.8 million for in-process research and development charges recorded in the first and third quarters, a total of $21.4 million for restructuring and impairments, $2.5 million recorded in the second quarter for the write-off of the digitizer product line in the Company's Analog and Mixed Signal Segment and $4.0 million, recorded in the fourth quarter for the write-off of an equity investment.

(b) In the second and third quarters of Calendar 2000, the Company recorded a total gain of $11.0 million for the adjustment of reserves related to the restructuring of its memory product lines and additional proceeds from the sale of the Mountain View, California facility and total charges of $9.0 million for purchased in-process research and development and $3.6 million for the write-off of deferred financing fees.

(c) In the fourth quarter of Calendar 2000, the Company recorded a gain of $26.3 million for the reduction of deferred tax valuation allowances.